                                                                    EXHIBIT 99.1

                     [INTEGRATED ELECTRICAL SERVICES LOGO]
                      INTEGRATED ELECTRICAL SERVICES, INC.
                         401(k) RETIREMENT SAVINGS PLAN




                                                                DECEMBER 9, 1998


                                TABLE OF CONTENTS
ARTICLE I - DEFINITIONS....................................................1.1
         1.01 "Account"....................................................1.1
         1.02 "Accounting Date"............................................1.1
         1.03 "Accrued Benefit"............................................1.1
         1.04 "Administrative Committee"...................................1.1
         1.05 "Beneficiary"................................................1.1
         1.06 "Break In Service"...........................................1.1
         1.07 "Code".......................................................1.1
         1.08 "Company Stock"..............................................1.1
         1.09 "Company Stock Fund..........................................1.2
         1.10 "Compensation"...............................................1.2
         1.11 "Determination of Top Heavy Status"..........................1.3
         1.12 "Disability".................................................1.4
         1.13 "Effective Date".............................................1.4
         1.14 "Eligible Contributions".....................................1.4
         1.15 "Employee"...................................................1.5
         1.16 "Employer"...................................................1.5
         1.17 "Employment Commencement Date"...............................1.5
         1.18 "ERISA"......................................................1.5
         1.19 "Highly Compensated Employee"................................1.5
         1.20 "Hour of Service"............................................1.5
         1.21 "Leased Employees"...........................................1.7
         1.22 "Nonforfeitable".............................................1.7
         1.23 "Nontransferable Annuity"....................................1.7
         1.24 "Participant"................................................1.7
         1.25 "Participating Employer "....................................1.7
         1.26 "Plan".......................................................1.7
         1.27 "Plan Administrator".........................................1.7
         1.28 "Plan Entry Date"............................................1.8
         1.29 "Plan Year"..................................................1.8
         1.30 "Related Employers"..........................................1.8
         1.31 "Service" ...................................................1.8
         1.32 "Service for Predecessor Employer "..........................1.8
         1.33 "Sponsor" ...................................................1.8
         1.34 "Trust"......................................................1.8
         1.35 "Trustee"....................................................1.8
         1.36 "Trust Fund".................................................1.8
         1.37 "Year of Service"............................................1.8

ARTICLE II - EMPLOYEE PARTICIPANTS.........................................2.1
         2.01 Eligibility..................................................2.1
         2.02 Year of Service - Participation..............................2.1
         2.03 Break in Service - Participation.............................2.2
         2.04 Participation upon Re-employment.............................2.2

ARTICLE III - EMPLOYER CONTRIBUTIONS AND FORFEITURES.......................3.1
         3.01 Amount.......................................................3.1
         3.02 Determination of Contribution................................3.2
         3.03 Time of Payment of Contribution..............................3.2
         3.04 Contribution Allocation......................................3.2
         3.05 Forfeiture Allocation........................................3.4
         3.06 Accrual of Benefit...........................................3.4
         3.07 Limitations on Allocations to Participants' Accounts.........3.5
         3.08 Definitions - Article III....................................3.7

ARTICLE IV - PARTICIPANT CONTRIBUTIONS.....................................4.1
         4.01 Participant Rollover Contributions...........................4.1
         4.02 Participant Rollover Contribution - Forfeitability...........4.1
         4.03 Participant Rollover Contribution - Withdrawal/Distribution..4.1
         4.04 Participant Contribution - Accrued Benefit...................4.1

ARTICLE V - TERMINATION OF SERVICE - PARTICIPANT VESTING...................5.1
         5.01 Normal Retirement Age........................................5.1
         5.02 Participant Disability or Death..............................5.1
         5.03 Vesting Schedule.............................................5.1
         5.04 Cash-Out Distributions to Partially-Vested Participants/
              Restoration of Forfeited Accrued Benefit.....................5.1
         5.05 Included Years of Service - Vesting..........................5.3
         5.06 Forfeiture Occurs............................................5.3

ARTICLE VI - TIME AND METHOD OF PAYMENT OF BENEFITS........................6.1
         6.01 Time of Payment of Accrued Benefit...........................6.1
         6.02 Method of Payment of Accrued Benefit.........................6.3
         6.03 Benefit Payment Elections....................................6.5
         6.04 Annuity Distributions to Participants and Surviving Spouses..6.8
         6.05 Waiver Election - Qualified Joint and Survivor Annuity.......6.9
         6.06 Waiver Election - Preretirement Survivor Annuity............6.10
         6.07 Distributions under Domestic Relations Orders...............6.11

ARTICLE VII - EMPLOYER ADMINISTRATIVE PROVISIONS...........................7.1
         7.01 Information to Administrative Committee......................7.1
         7.02 No Liability.................................................7.1
         7.03 Indemnity of Certain Fiduciaries.............................7.1
         7.04 Employer Direction of Investment.............................7.1
         7.05 Amendment to Vesting Schedule................................7.2

ARTICLE VIII - PARTICIPANT ADMINISTRATIVE PROVISIONS.......................8.1
         8.01 Beneficiary Designation......................................8.1
         8.02 No Beneficiary Designation/Death of Beneficiary..............8.1
         8.03 Personal Data to Administrative Committee....................8.2
         8.04 Address for Notification.....................................8.2
         8.05 Assignment or Alienation.....................................8.2
         8.06 Litigation against the Trust.................................8.2
         8.07 Appeal Procedure for Denial of Benefits......................8.2
         8.08 Participant Direction of Investment..........................8.3

ARTICLE IX - ADMINISTRATIVE COMMITTEE - DUTIES WITH RESPECT TO
PARTICIPANTS' ACCOUNTS.....................................................9.1
         9.01 Members' Compensation, Expenses..............................9.1
         9.02 Term.........................................................9.1
         9.03 Powers.......................................................9.1
         9.04 General......................................................9.1
         9.05 Funding Policy...............................................9.2
         9.06 Manner of Action.............................................9.2
         9.07 Authorized Representative....................................9.2
         9.08 Interested Member............................................9.3
         9.09 Individual Accounts..........................................9.3
         9.10 Value of Participant's Accrued Benefit.......................9.3
         9.11 Allocation and Distribution of Net Income Gain or Loss.......9.3
         9.12 Individual Statement.........................................9.4
         9.13 Account Charged. ............................................9.4
         9.14 Unclaimed Account Procedure..................................9.4

ARTICLE X - CUSTODIAN/TRUSTEE, POWERS AND DUTIES..........................10.1
         10.01 Investment Funds...........................................10.1
         10.02 Investment Options.........................................10.1
         10.03 Change In Investment Options...............................10.1
         10.04 Voting Of Company Stock....................................10.1
         10.05 Tender and Exchange Offers.................................10.2

ARTICLE XI - PROVISIONS RELATING TO INSURANCE AND INSURANCE COMPANY.......11.1
         11.01 Insurance Benefit..........................................11.1

ARTICLE XII - MISCELLANEOUS...............................................12.1
         12.01 Evidence...................................................12.1
         12.02 No Responsibility for Employer Action......................12.1
         12.03 Fiduciaries not Insurers...................................12.1
         12.04 Waiver of Notice...........................................12.1
         12.05 Successors.................................................12.1
         12.06 Word Usage.................................................12.1
         12.07 State Law..................................................12.1
         12.08 Employment Not Guaranteed..................................12.2

ARTICLE XIII - EXCLUSIVE BENEFIT, AMENDMENT, TERMINATION..................13.1
         13.01 Exclusive Benefit..........................................13.1
         13.02 Amendment by Employer......................................13.1
         13.03 Discontinuance.............................................13.2
         13.04 Full Vesting on Termination................................13.2
         13.05 Merger/Direct Transfer.....................................13.2
         13.06 Termination................................................13.3

ARTICLE XIV - PROVISIONS RELATING TO CODE SECTION 401(k) AND TO CODE
SECTION 401(m)............................................................14.1
         14.01 401(k) Arrangement.........................................14.1
         14.02 Definitions................................................14.1
         14.03 Annual Elective Deferral Limitation........................14.4
         14.04 Actual Deferral Percentage ("ADP") Test....................14.4
         14.05 Nondiscrimination Rules for Employer Matching Contributions/
               Participant Nondeductible Contributions....................14.7
         14.06 Multiple Use Limitation....................................14.10
         14.07 Forfeiture of Matching Contribution........................14.10

ARTICLE XV - EXTENSION OF PLAN TO RELATED EMPLOYERS.......................15.1
         15.01 Adoption by Related Employers..............................15.1
         15.02 Termination of Participation...............................15.1
         15.03 Authority..................................................15.1

ARTICLE XVI  MERGED RELATED EMPLOYER PLANS
         16.01 Applicability of Provisions to Related Employer Plans......16.1

       INTEGRATED ELECTRICAL SERVICES, INC. 401(k) RETIREMENT SAVINGS PLAN

                                   WITNESSETH:

         Integrated Electrical Services, Inc., a corporation organized under the laws of the State of Delaware, hereby establishes the Plan as of the Effective Date for the administration and distribution of contributions made by the Employer for the purpose of providing retirement benefits for eligible Employees. The provisions of this Plan apply solely to an Employee whose employment with the Employer terminates on or after the Effective Date of the Plan. If an Employee's employment with the Employer terminates prior to the Effective Date, that Employee is not entitled to any benefit under the Plan except to the extent such Employee's benefit under a plan has been merged into the Plan.

         Now, therefore, in consideration of their mutual covenants, the Employer and the Trustee agree as follows:

                             ARTICLE I - DEFINITIONS

         1.01 "ACCOUNT" means the separate account(s) which the Administrative Committee or the Trustee maintains for a Participant under the Plan.

         1.02 "ACCOUNTING DATE" is each business day of the Plan Year on which the principal national securities markets are open.

         1.03 "ACCRUED BENEFIT" means the amount standing in a Participant's Account(s) as of any date derived from both Employer contributions and Employee contributions, if any.

         1.04 "ADMINISTRATIVE COMMITTEE" means the Administrative Committee as appointed pursuant to section 9.01.

         1.05 "BENEFICIARY" is a person designated by a Participant (or the Plan) who is or may become entitled to a benefit under the Plan. A Beneficiary who becomes entitled to a benefit under the Plan remains a Beneficiary under the Plan until the Trustee has fully distributed his benefit to him. A Beneficiary's right to (and the Plan Administrator's, the Administrative Committee's or a Trustee's duty to provide to the Beneficiary) information or data concerning the Plan does not arise until he first becomes entitled to receive a benefit under the Plan.

         1.06 "BREAK IN SERVICE" means a Plan Year in which the Employee does not complete more than 500 Hours of Service.

         1.07 "CODE" means the Internal Revenue Code of 1986, as amended.

         1.08 "COMPANY STOCK" means common stock issued by the Sponsor, or by a corporation which is a member of the same controlled group of corporations, having a combination of voting power and dividend rights equal to or in excess of -

         (a) that class of common stock of the Sponsor (or any other such corporation) having the greatest voting power; and



                                       1.1

         (b) that class of common stock of the Sponsor (or of any other such corporation) having the greatest dividend rights.

         1.09 "COMPANY STOCK FUND" means the total interest of the Plan invested in Company Stock, which may be 100% if so directed by Participants.

         1.10 "COMPENSATION" means W-2 wages as defined under Code Section 3401
(a) for purposes of federal income tax withholding at the source, and all payments to an Employee in the course of the Employer's trade or business, for which the Employer must furnish the Employee a written statement under Code Sections 6041(d) and 6051(a)(3) (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses). As long as the instructions to Form W-2, Box 10, are consistent with the instructions for the 1990 or 1991 Form W-2, the Employer may treat the amount reported in Box 10 as satisfying this definition. The Administrative Committee will determine Compensation by disregarding any rules limiting the remuneration included as wages based on the nature or location of the employment or services performed. Compensation also includes elective contributions made by the Employer on the Employee's behalf. "Elective contributions" are amounts excludible from the Employee's gross income under Code Section 125, 402(e)(3) or 402(h) and contributed by the Employer, at the Employee's election, to a Code Section 401(k) arrangement or a cafeteria plan. A Compensation payment includes Compensation paid by the Employer to an Employee through another person under the common paymaster provisions in Code Section 3121(s) and 3306(p).

         Any reference in this Plan to Compensation is a reference to the definition in this Section 1.10, unless the Plan reference specifies a modification to this definition. The Administrative Committee will take into account only Compensation actually paid for the relevant period.

         In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual compensation of each Employee taken into account under the Plan shall not exceed $160,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

          For purposes of determining whether the Plan discriminates in favor of Highly Compensated Employees, Compensation means Compensation as defined in this
Section 1.10, except the Employer may elect to include or to exclude elective contributions. The Employer's election described above must be consistent and uniform with respect to all Employees and all plans of the Employer for any particular Plan Year. The Employer, irrespective of this clause, may elect to exclude from this nondiscrimination definition of Compensation any items of Compensation excludible under Code Section 414(s) and the applicable Treasury regulations, provided such adjusted definition conforms to the nondiscrimination requirements of those regulations.



                                       1.2

         1.11 DETERMINATION OF TOP HEAVY STATUS. If this Plan is the only qualified plan maintained by the Employer, the Plan is top heavy for a Plan Year if the top heavy ratio as of the Determination Date exceeds 60%. The Top Heavy Ratio is a fraction, the numerator of which is the sum of the present value of Accrued Benefits of all Key Employees as of the Determination Date and the denominator of which is a similar sum determined for all Employees. The Administrative Committee must include in the top heavy ratio, as part of the present value of Accrued Benefits, any contribution not made as of the Determination Date but includible under Code Section 416 and the applicable Treasury regulations, and distributions made within the Determination Period. The Administrative Committee must calculate the top heavy ratio by disregarding the Accrued Benefit (and distributions, if any, of the Accrued Benefit) of any Non-Key Employee who was formerly a Key Employee, and by disregarding the Accrued Benefit (including distributions, if any, of the Accrued Benefit) of an individual who has not received credit for at least one Hour of Service with the Employer during the Determination Period. The Administrative Committee must calculate the top heavy ratio, including the extent to which it must take into account distributions, rollovers and transfers, in accordance with Code Section 416 and the regulations under that Code section. If the Employer maintains other qualified plans (including a simplified employee pension plan), or maintained another such plan which now is terminated, this Plan is top heavy only if it is part of the Required Aggregation Group, and the top heavy ratio for the Required Aggregation Group and for the Permissive Aggregation Group, if any, each exceeds 60%. The Administrative Committee will calculate the top heavy ratio in the same manner as required by the first paragraph of this Section 1.11, taking into account all plans within the Aggregation Group. To the extent the Administrative Committee must take into account distributions to a Participant, the Administrative Committee must include distributions from a terminated plan which would have been part of the Required Aggregation Group if it were in existence on the Determination Date.

         The Administrative Committee will calculate the present value of accrued benefits under defined benefit plans or simplified employee pension plans included within the group in accordance with the terms of those plans, Code Section 416 and the regulations under that Code section. If a Participant in a defined benefit plan is a Non-Key Employee, the Administrative Committee will determine his accrued benefit under the accrual method, if any, which is applicable uniformly to all defined benefit plans maintained by the Employer or, if there is no uniform method, in accordance with the slowest accrual rate permitted under the fractional rule accrual method described in Code Section 411(b)(1)(C). To calculate the present value of benefits from a defined benefit plan, the Administrative Committee will use the actuarial assumptions (interest and mortality only) prescribed by the defined benefit plan(s) to value benefits for top heavy purposes. If an aggregated plan does not have a valuation date coinciding with the Determination Date, the Administrative Committee must value the Accrued Benefits in the aggregated plan as of the most recent valuation date falling within the twelve-month period ending on the Determination Date, except as Code Section 416 and applicable Treasury regulations require for the first and second plan year of a defined benefit plan. The Administrative Committee will calculate the top heavy ratio with reference to the Determination Dates that fall within the same calendar year.

         Definitions. For purposes of applying the provisions of this Section 1.11:
         (a) "Key Employee" means, as of any Determination Date, any Employee or former Employee (or Beneficiary of such Employee) who, for any Plan Year in the Determination Period: (i) has Compensation in excess of 50% of the dollar amount prescribed in Code Section 415(b)(1)(A) (relating to defined benefit plans) and is an officer of the Employer; (ii) has Compensation in excess of the dollar amount prescribed in Code Section 415(c)(1)(A) (relating to



                                      1.3
defined contribution plans) and is one of the Employees owning the ten largest interests in the Employer; (iii) is a more than 5% owner of the Employer; or
(iv) is a more than 1% owner of the Employer and has Compensation of more than $150,000. The constructive ownership rules of Code Section 318 (or the principles of that section, in the case of an unincorporated Employer,) will apply to determine ownership in the Employer. The number of officers taken into account under clause (i) will not exceed the greater of 3 or 10% of the total number (after application of the Code Section 414(q) exclusions) of Employees, but no more than 50 officers. The Administrative Committee will make the determination of who is a Key Employee in accordance with Code Section 416(I)(1) and the regulations under that Code section.

         (b) "Non-Key Employee" is an Employee who does not meet the definition of Key Employee.

         (c) "Compensation" means Compensation as determined under Section 1.10 for purposes of identifying Highly Compensated Employees.

         (d) "Required Aggregation Group" means: (1) each qualified plan of the Employer in which at least one Key Employee participates at any time during the Determination Period; and (2) any other qualified plan of the Employer which enables a plan described in clause (1) to meet the requirements of Code
Section 401(a)(4) or of Code Section 410.

         (e) "Permissive Aggregation Group" is the Required Aggregation Group plus any other qualified plans maintained by the Employer, but only if such group would satisfy in the aggregate the requirements of Code Section 401(a)(4) and of Code Section 410. The Administrative Committee will determine the Permissive Aggregation Group.

         (f) "Employer" means the Sponsor and each Participating Employer.

         (g) "Determination Date" for any Plan Year is the Accounting Date of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the last Accounting Date of that Plan Year. The "Determination Period" is the 5 year period ending on the Determination Date.

         1.12 "DISABILITY" means the Participant is totally and permanently disabled pursuant to Title II of the Federal Social Security Act. The Administrative Committee may adopt alternative disability standards. The Plan considers a Participant disabled on the date the Administrative Committee determines the Participant satisfies the definition of disability. The Administrative Committee may require a Participant to submit to a physical examination in order to confirm disability. The Administrative Committee will apply the provisions of this Section in a nondiscriminatory, consistent and uniform manner.

         1.13 "EFFECTIVE DATE" of this Plan is January 1, 1999.

         1.14 "ELIGIBLE CONTRIBUTIONS" means the deferral contributions allocated to the Participant for the matching contributions allocation period. Eligible Contributions do not include deferral contributions that are excess deferrals under Section 14.03. For this purpose: (a) excess deferrals relate first to deferral contributions for the Plan Year not otherwise eligible for a matching contribution; and (2) if the Plan Year is not a calendar year, the excess deferrals for a Plan Year are the last deferrals made for a calendar year.



                                       1.4

         1.15 "EMPLOYEE" means any common law employee of the Sponsor and the Related Employers and any Leased Employee.

         1.16 "EMPLOYER" means the Sponsor and each Participating Employer.

         1.17 "EMPLOYMENT COMMENCEMENT DATE" means the date on which the Employee first performs an Hour of Service.

         1.18 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         1.19 "HIGHLY COMPENSATED EMPLOYEE" means an Employee (as determined in Code Section 414(q)) who, during the Plan Year or during the preceding Plan Year is more than a 5% owner of the Employer (applying the constructive ownership rules of Code Section 318, and applying the principles of Code
Section 318, for an unincorporated entity); or who, during the preceding Plan Year has Compensation in excess of $80,000 (as adjusted by the Commissioner of Internal Revenue for the relevant year) and, if the Employer elects, was part of the top-paid 20% group of Employees (based on Compensation for the preceding Plan Year).

         For purposes of this Section 1.19, "Compensation" means Compensation as defined in Section 1.10, except any exclusions from Compensation do not apply, and Compensation must include "elective contributions" (as defined in Section 1.10). The Administrative Committee must make the determination of who is a Highly Compensated Employee, including the determinations of the number and identity of the top paid 20% group, consistent with Code Section 414(q) and regulations issued under that Code Section. The Employer may make a calendar year data election to determine the Highly Compensated Employees for the Plan Year, as prescribed by Treasury regulations or by other guidance published in the Internal Revenue Bulletin. A calendar year data election must apply to all plans of the Employer which reference the highly compensated employee definition in Code Section 414(q).

         The term "Highly Compensated Employee" also includes any former Employee who separated from Service (or has a deemed Separation from Service, as determined under Treasury regulations) prior to the Plan Year, performs no Service for the Employer during the Plan Year, and was a Highly Compensated Employee either for the separation year or any Plan Year ending on or after his 55th birthday.

         1.20 "HOUR OF SERVICE" means:

         (a) Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment, for the performance of duties. The Administrative Committee credits Hours of Service under this paragraph (a) to the Employee for the computation period in which the Employee performs the duties, irrespective of when paid;



                                       1.5

         (b) Each Hour of Service for back pay, irrespective of mitigation of damages, to which the Employer or Related Employer has agreed or for which the Employee has received an award. The Administrative Committee credits Hours of Service under this paragraph (b) to the Employee for the computation period(s) to which the award or the agreement pertains rather than for the computation period in which the award, agreement or payment is made; and

         (c) Each Hour of Service for which the Employer or Related Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment (irrespective of whether the employment relationship is terminated), for reasons other than for the performance of duties during a computation period, such as leave of absence, vacation, holiday, sick leave, illness, incapacity (including disability), layoff, jury duty or military duty. The Administrative Committee will credit no more than 501 Hours of Service under this paragraph (c) to an Employee on account of any single continuous period during which the Employee does not perform any duties (whether or not such period occurs during a single computation period). The Administrative Committee credits Hours of Service under this paragraph (c) in accordance with the rules of paragraphs (b) and (c) of Labor Reg. Section 2530.200b-2, which the Plan, by this reference, specifically incorporates in full within this paragraph (c).


         The Administrative Committee will not credit an Hour of Service under more than one of the above paragraphs. A computation period for purposes of this
Section 1.20 is the Plan Year, Year of Service period, Break in Service period or other period, as determined under the Plan provision for which the Administrative Committee is measuring an Employee's Hours of Service. The Administrative Committee will resolve any ambiguity with respect to the crediting of an Hour of Service in favor of the Employee.

(A) METHOD OF CREDITING HOURS OF SERVICE. The Administrative Committee will credit every Employee with Hours of Service on the basis of months of employment. A Participant shall receive credit for 190 Hours of Service for each month or partial month for which and Employee receives credit for one Hour of Service.

(B) MATERNITY/PATERNITY LEAVE. Solely for purposes of determining whether the Employee incurs a Break in Service under any provision of this Plan, the Administrative Committee must credit Hours of Service during an Employee's unpaid absence period due to maternity or paternity leave. The Administrative Committee considers an Employee on maternity or paternity leave if the Employee's absence is due to the Employee's pregnancy, the birth of the Employee's child, the placement with the Employee of an adopted child, or the care of the Employee's child immediately following the child's birth or placement. The Administrative Committee credits Hours of Service under this paragraph on the basis of the number of Hours of Service the Employee would receive if he were paid during the absence period or, if the Administrative Committee cannot determine the number of Hours of Service the Employee would receive, on the basis of 8 hours per day during the absence period. The Administrative Committee will credit only the number (not exceeding 501) of Hours of Service necessary to prevent an Employee's Break in Service. The Administrative Committee credits all Hours of Service described in this paragraph to the computation period in which the absence period begins or, if the Employee does not need these Hours of Service to prevent a Break in Service in the computation period in which his absence period begins, the Administrative Committee credits these Hours of Service to the immediately following computation period.



                                       1.6

(C) QUALIFIED MILITARY SERVICE. Hour of Service also includes any Service the Plan must credit in order to satisfy the crediting of Service requirements of Code Section 414(u).

         1.21 LEASED EMPLOYEES. The Plan treats a Leased Employee as an Employee. A Leased Employee is an individual (who otherwise is not an Employee) who, pursuant to a leasing agreement between the Employer or Related Employer and any other person, has performed services for the Employer (or for the Employer and any persons related to the Employer within the meaning of Code
Section 144(a)(3)) on a substantially full time basis for at least one year and who performs such services under primary direction or control of the Employer or Related Employer. If a Leased Employee is treated as an Employee by reason of this Section 1.21 of the Plan, "Compensation" includes Compensation from the leasing organization which is attributable to services performed for the Employer or Related Employer.

(A) SAFE HARBOR PLAN EXCEPTION. The Plan does not treat a Leased Employee as an Employee if the leasing organization covers the employee in a safe harbor plan and, prior to application of this safe harbor plan exception, 20% or less of the Employees (other than Highly Compensated Employees) are Leased Employees. A safe harbor plan is a money purchase pension plan providing immediate participation, full and immediate vesting, and a nonintegrated contribution formula equal to at least 10% of the employee's compensation without regard to employment by the leasing organization on a specified date. The safe harbor plan must determine the 10% contribution on the basis of compensation as defined in Code Section 415(c)(3) plus elective contributions (as defined in Section 1.10).

(B)      OTHER REQUIREMENTS. The Administrative Committee must apply this
Section 1.21 in a manner consistent with Code Sections 414(n) and 414(o) and the regulations issued under those Code sections.

         1.22 "NONFORFEITABLE" means a Participant's or Beneficiary's unconditional claim, legally enforceable against the Plan, to the Participant's Accrued Benefit.

         1.23 "NONTRANSFERABLE ANNUITY" means an annuity which by its terms provides that it may not be sold, assigned, discounted, pledged as collateral for a loan or security for the performance of an obligation or for any purpose to any person other than the insurance company. If the Plan distributes an annuity contract, the contract must be a Nontransferable Annuity.

         1.24 "PARTICIPANT" is an Employee or former Employee who has an Account under the Plan and each other Employee who is eligible to be and becomes a Participant in accordance with the provisions of Section 2.01.

         1.25 "PARTICIPATING EMPLOYER" means each Related Employer that adopts the Plan in accordance with the terms of Article XV.

         1.26 "PLAN" means the retirement plan established by the Sponsor in the form of this Agreement, designated as the Integrated Electrical Services, Inc. 401(k) Retirement Savings Plan.

         1.27 "PLAN ADMINISTRATOR" is the Sponsor.



                                       1.7

         1.28 "PLAN ENTRY DATE" means the Effective Date and each January 1, April 1, July 1, October 1.

         1.28 "PLAN YEAR" means the fiscal year of the Plan, a 12 consecutive month period ending every December 31.

         1.30 "RELATED EMPLOYERS" A related group is a controlled group of corporations (as defined in Code Section 414(b)), trades or businesses (whether or not incorporated) which are under common control (as defined in Code Section 414(c)) or an affiliated service group (as defined in Code Section 414(m) or in Code Section 414(o)). If the Employer is a member of a related group, the related group members shall be included for purposes of crediting Hours of Service, determining Years of Service and Breaks in Service under Articles II and V, applying the Coverage Test under Section 3.06(E), applying the limitations on allocations in Part 2 of Article III, applying the top heavy rules and the minimum allocation requirements of Article III, the definitions of Employee, Highly Compensated Employee, Compensation and Leased Employee, and for any other purpose required by the applicable Code section or by a Plan provision.

         1.31 "SERVICE" means any period of time the Employee is in the employ of the Employer or a Related Employer, including any period the Employee is on an unpaid leave of absence authorized by the Employer or a Related Employer under a uniform, nondiscriminatory policy applicable to all Employees. "Separation from Service" means the Employee no longer has an employment relationship with the Employers or Related Employers.

         1.32 "SERVICE FOR PREDECESSOR EMPLOYER" The Plan takes into account all service of all Employees with any entity acquired by (either by acquisition of stock or assets) or merged into Integrated Electrical Services, Inc. or its Related Employers for purposes of participation under Article II and for purposes of vesting under Article V.

         1.33 "SPONSOR" means Integrated Electrical Services, Inc.

         1.34 "TRUST" means the separate Trust created under the Plan.

         1.35 "TRUSTEE" means American Industries Trust Company, or any successor who in writing accepts the position of Trustee.

         1.36 "TRUST FUND" means all property of every kind held or acquired by the Plan.

         1.37 "YEAR OF SERVICE" means an eligibility computation period during which the Employee completes not less than 1,000 Hours of Service. The initial eligibility computation period is the first 12 consecutive month period measured from the Employment Commencement Date. The Plan measures the subsequent periods by reference to the Plan Year, beginning with the Plan Year which includes the first anniversary of the Employee's Employment Commencement Date. For purposes of vesting under Section 5.03, Year of Service means any Plan Year during which an Employee completes not less than 1,000 Hours of Service with the Employer.


                         * * * * * * * * * * * * * * *

                                       1.8

                       ARTICLE II - EMPLOYEE PARTICIPANTS


         2.01 ELIGIBILITY. Each Employee of the Employer (other than an Excluded Employee) is eligible to become a Participant in the Plan on the Plan Entry Date (if employed on that date) immediately following the later of the date on which he completes one Year of Service or attains age 21."Plan Entry Date" means the Effective Date and each January 1, April 1, July 1, October 1 thereafter.

An Employee is an Excluded Employee if he is:

(a) a member of a collective bargaining unit, unless the collective bargaining agreement provides otherwise. An Employee is a member of a collective bargaining unit if he is included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and such employer or employers. The term "employee representatives" does not include an organization more than one half of the members of which are owners, officers or executives of the Employer;

(b) a nonresident alien who does not receive any earned income (as defined in Code Section 911(d)(2)) from the Employer which constitutes United States source income (as defined in Code Section 861(a)(3));

(c)      a Leased Employee; or

(d)      an Employee of a Related Employer that is not a Participating Employer.

Not withstanding the above, an Employee (other than an Excluded Employee) who, as of the effective date of a Related Employer's adoption of this Plan as a Participating Employer, was a participant in a qualified plan of such Related Employer shall be eligible to become a Participant under this Plan on such adoption date, provided such other plan is either merged into this Plan, "frozen", or terminated as of such date.

If a Participant has not separated from Service but becomes an Excluded Employee, then during the period such a Participant is an Excluded Employee, the Administrative Committee will limit that Participant's sharing in the allocation of Employer contributions and Participant forfeitures, if any, under the Plan by disregarding his Compensation paid by the Employer for services rendered in his capacity as an Excluded Employee. However, during such period of exclusion, the Participant, without regard to employment classification, continues to receive credit for vesting under Article V for each included Year of Service and the Participant's Account continues to share fully in Trust Fund allocations under
Section 9.11.

If an Excluded Employee who is not a Participant becomes eligible to participate in the Plan by reason of a change in employment classification, he will participate in the Plan immediately if he has satisfied the eligibility conditions of Section 2.01 and would have been a Participant had he not been an Excluded Employee during his period of Service. Furthermore, the Plan takes into account all of the Participant's included Years of Service with the Employer as an Excluded Employee for purposes of vesting credit under Article V.



                                       2.1

         2.02 YEAR OF SERVICE - PARTICIPATION. For purposes of an Employee's participation in the Plan under Section 2.01, the Plan takes into account all of his Years of Service except as provided in Section 2.03.

         2.03 BREAK IN SERVICE - PARTICIPATION. For purposes of participation in the Plan, the Plan does not apply any Break in Service rule.

         2.04 PARTICIPATION UPON RE-EMPLOYMENT. A Participant whose employment with the Employer and Related Employers terminates may re-enter the Plan on the date of his re-employment with the Employer. An Employee who satisfies the Plan's eligibility conditions but who terminates employment with the Employer and Related Employers prior to becoming a Participant will become a Participant on the later of the Plan Entry Date on which he would have entered the Plan had he not terminated employment or the date of his re-employment with the Employer. Any Employee who terminates employment prior to satisfying the Plan's eligibility conditions may become a Participant upon his rehire in accordance with the provisions of Section 2.01.


                          * * * * * * * * * * * * * * *

                                       2.2

              ARTICLE III - EMPLOYER CONTRIBUTIONS AND FORFEITURES


PART 1. AMOUNT OF EMPLOYER CONTRIBUTIONS AND PLAN ALLOCATIONS: SECTIONS 3.01 THROUGH 3.06

         3.01 AMOUNT.

(A) CONTRIBUTION FORMULA. For each Plan Year, the Employer will contribute to the Trust the following amounts:

         DEFERRAL CONTRIBUTIONS. The amount by which the Participants have elected to reduce their Compensation for the Plan Year under their salary reduction agreements on file with the Administrative Committee.

         MATCHING CONTRIBUTIONS. An amount equal to a percentage the Sponsor may from time to time establish for the Employers of the eligible Participant's Eligible Contributions. The Sponsor will determine the amount of its matching contributions by disregarding Participants not entitled to an allocation of matching contributions as provided in section 3.06(B).

         QUALIFIED NONELECTIVE CONTRIBUTIONS. The amount the Sponsor, in its sole discretion, designates as qualified nonelective contributions.

         NONELECTIVE CONTRIBUTIONS. For each Plan Year, the Employer will contribute to the Trust the additional amount, if any, which the Sponsor may from time to time deem advisable.

         RESTRICTIONS ON CONTRIBUTIONS. Although the Employer may contribute to this Plan irrespective of whether it has net profits, the Employer intends the Plan to be a profit sharing plan for all purposes of the Code. The Employer may not make a contribution to the Trust for any Plan Year to the extent the contribution would exceed the Participant's Maximum Permissible Amounts. See
Part 2 of this Article III.

         Notwithstanding any provision in this Article III to the contrary, the Plan will provide contributions and Service credit with respect to qualified military service in accordance with Code Section 414(u).

(B) RETURN OF CONTRIBUTIONS. The Employer contributes to this Plan on the condition its contribution is not due to a mistake of fact and the Internal Revenue Service will not disallow the deduction for its contribution. The Trustee, upon written request from the Employer, must return to the Employer the amount of the Employer's contribution made by the Employer by mistake of fact or the amount of the Employer's contribution disallowed as a deduction under Code
Section 404. The Trustee will not return any portion of the Employer's contribution under the provisions of this paragraph more than one year after:

         (a)  The Employer made the contribution by mistake of fact; or

         (b) The disallowance of the contribution as a deduction, and then, only to the extent



                                       3.1
of the disallowance.

         The Trustee will not increase the amount of the Employer contribution returnable under this Section 3.01 for any earnings attributable to the contribution, but the Trustee will decrease the Employer contribution returnable for any losses attributable to it. The Trustee may require the Employer to furnish it whatever evidence the Trustee deems necessary to enable the Trustee to confirm the amount the Employer has requested be returned is properly returnable under ERISA.

         3.02 DETERMINATION OF CONTRIBUTION. The Employer, from its records, determines the amount of any contributions to be made by it to the Trust under the terms of the Plan. Such contribution (excluding Deferral Contributions) may, at the discretion of the Sponsor, be made in whole or in part in the form of Company Stock to the extent such contribution is directed to be invested in the Company Stock Fund.

         3.03 TIME OF PAYMENT OF CONTRIBUTION. The Employer may pay its contribution for each Plan Year in one or more installments without interest. The Employer must make its contribution to the Plan within the time prescribed by the Code or applicable Treasury regulations.

         3.04 CONTRIBUTION ALLOCATION.

(A) METHOD OF ALLOCATION. To make allocations under the Plan, the Administrative Committee must establish the following accounts for each
Participant: Deferral Contributions Account, Regular Matching Contributions Account, Qualified Nonelective Contributions Account, Employer Contributions Account.

         DEFERRAL CONTRIBUTIONS. The Administrative Committee will allocate to each Participant's Deferral Contributions Account the deferral contributions the Employer makes to the Trust on behalf of the Participant. The Administrative Committee will make this allocation as of the date the deferral contributions are deposited to the Trust.

         MATCHING CONTRIBUTIONS. The Administrative Committee will allocate matching contributions as of the date the contributions is deposited to the Trust. The matching contribution formula will be applied on a payroll-by-payroll basis. The Administrative Committee will allocate the matching contributions to the Matching Contributions Account of each Participant who satisfies the accrual requirements for matching contributions specified in Section 3.06.

         QUALIFIED NONELECTIVE CONTRIBUTIONS. If the Sponsor, at the time of contribution, designates a contribution to be a qualified nonelective contribution for the Plan Year, the Administrative Committee will allocate that qualified nonelective contribution to the Qualified Nonelective Contributions Account of each Participant eligible for an allocation of qualified nonelective contributions. The Administrative Committee will make the allocation to each eligible Participant's Account in the same ratio that the Participant's Compensation for the Plan Year bears to the total Compensation of all eligible Participants for the Plan Year. For purposes of allocating qualified nonelective contributions, the term "eligible Participant" means any Participant who is a Nonhighly Compensated Employee and who satisfies the conditions of Section 3.06.



                                      3.2

         NONELECTIVE CONTRIBUTIONS. Subject to any restoration required under
Section 5.04, the Administrative Committee will allocate and credit each annual Employer contribution (and Participant forfeitures, if any) to the Employer Contributions Account of each Participant who satisfies the conditions of
Section 3.06.The Administrative Committee will make this allocation in the same ratio that each such Participant's Compensation for the Plan Year bears to the total Compensation of all such Participants for the Plan Year.

(B)      TOP HEAVY MINIMUM ALLOCATION.

         (1)  MINIMUM ALLOCATION. If the Plan is top heavy in any Plan Year:

              (a) Each Non-Key Employee who is a Participant and is employed by the Employer on the last day of the Plan Year will receive a top heavy minimum allocation for that Plan Year, irrespective of whether he satisfies the Hours of Service condition under Section 3.06; and

              (b) The top heavy minimum allocation is the lesser of 3% of the Non-Key Employee's Compensation for the Plan Year or the highest contribution rate for the Plan Year made on behalf of any Key Employee. However, if a defined benefit plan maintained by the Employer which benefits a Key Employee depends on this Plan to satisfy the anti-discrimination rules of Code Section 401(a)(4) or the coverage rules of Code Section 410 (or another plan benefiting the Key Employee so depends on such defined benefit plan), the top heavy minimum allocation is 3% of the Non-Key Employee's Compensation regardless of the contribution rate for the Key Employees.

         (2) SPECIAL DEFINITIONS. For purposes of this Section 3.04(B), the term "Participant" includes any Employee otherwise eligible to participate in the Plan but who is not a Participant because of his failure to make elective deferrals under a Code Section 401(k) arrangement or because of his failure to make mandatory employee contributions. For purposes of clause (b), "Compensation" means Compensation as defined in Section 1.10, except: (i) Compensation does not include elective contributions; (ii) any exclusions from Compensation (other than the exclusion of elective contributions) do not apply; and (iii) any modification to the definition of Compensation in Section 3.06 does not apply.

         (3) DETERMINING CONTRIBUTION RATES. For purposes of this Section 3.04(B), a Participant's contribution rate is the sum of Employer contributions (not including Employer contributions to Social Security) and forfeitures allocated to the Participant's Account for the Plan Year divided by his Compensation for the entire Plan Year. However, for purposes of satisfying a Participant's top heavy minimum allocation in Plan Years beginning after December 31, 1988, a Participant's contribution rate does not include any elective contributions under a Code Section 401(k) arrangement nor any Employer matching contributions necessary to satisfy nondiscrimination requirements of Code Section 401(k) or of Code Section 401(m). To determine a Participant's contribution rate, the Administrative Committee must treat all qualified top heavy defined contribution plans maintained by the Employer (or by any Related Employers) as a single plan.

         (4) NO ALLOCATIONS. If, for a Plan Year, there are no allocations of Employer



                                      3.3
contributions or forfeitures for any Key Employee, the Plan does not require any top heavy minimum allocation for the Plan Year, unless a top heavy minimum allocation applies because of the maintenance by the Employer of more than one plan.

         (5) METHOD OF COMPLIANCE. The Plan will satisfy the top heavy minimum allocation in accordance with this Section 3.04(B)(5). The Administrative Committee first will allocate the Employer contributions (and Participant forfeitures, if any) for the Plan Year in accordance with the allocation formula under Section 3.04(A). The Employer then will contribute an additional amount for the Account of any Participant entitled under this Section 3.04(B) to a top heavy minimum allocation and whose contribution rate for the Plan Year, under this Plan and any other plan aggregated under paragraph (3), is less than the top heavy minimum allocation. The additional amount is the amount necessary to increase the Participant's contribution rate to the top heavy minimum allocation. The Administrative Committee will allocate the additional contribution to the Account of the Participant on whose behalf the Employer makes the contribution.

         3.05 FORFEITURE ALLOCATION. The amount of a Participant's Accrued Benefit forfeited under the Plan is a Participant forfeiture. Subject to any restoration allocation required under Sections 5.04 or 9.14 and the special forfeiture allocation for certain excess aggregate contributions described in
Section 14.05, the Administrative Committee first will use Participant forfeitures to pay the Plan's ordinary and necessary administrative expenses for the Plan Year. The Administrative Committee will then allocate a Participant forfeiture in accordance with Section 3.04, to reduce the Employer matching contributions and nonelective contribution otherwise to be made by the Employer for the Plan Year in which the forfeiture occurs. The Administrative Committee will continue to hold the undistributed, non-vested portion of a terminated Participant's Accrued Benefit in his Account solely for his benefit until a forfeiture occurs at the time specified in Section 5.09 or if applicable, until the time specified in Section 9.14.

         3.06 ACCRUAL OF BENEFIT. The Administrative Committee will determine the accrual of benefits (Employer contributions) on the basis of the Plan Year.

(A) COMPENSATION TAKEN INTO ACCOUNT. In allocating an Employer qualified nonelective or nonelective contribution to a Participant's Account, the Administrative Committee, except for purposes of determining the top heavy minimum contribution under Section 3.04(B), will take into account only the Compensation determined for the portion of the Plan Year in which the Employee actually is a Participant and not an Excluded Employee.

(B) HOURS OF SERVICE REQUIREMENT. Subject to the top heavy minimum allocation requirement of Section 3.04(B), the Administrative Committee will not allocate any portion of an Employer contribution for a Plan Year to any Participant's Account if the Participant does not complete a minimum of 1,000 Hours of Service during the Plan Year, unless the Participant terminates employment during the Plan Year because of death or Disability or on or after the attainment of Normal Retirement Age in the current Plan Year or in a prior Plan Year. This Hours of Service requirement does not apply to an allocation of matching contributions or deferral contributions.

(C) EMPLOYMENT REQUIREMENT. A Participant who, during a particular Plan Year, completes



                                       3.4
the Hours of Service requirement under Section 3.06(B) will not share in the allocation of Employer contributions and Participant forfeitures, if any, for that Plan Year unless he is an Employee on the last day of that Plan Year. This employment requirement does not apply if the Participant terminates employment during the Plan Year because of death or Disability or on or after the attainment of Normal Retirement Age in the current Plan Year or in a prior Plan Year. This employment requirement does not apply to an allocation of matching contributions or deferral contributions.

PART 2.  LIMITATIONS ON ALLOCATIONS: SECTIONS 3.07 AND 3.08

3.07 LIMITATIONS ON ALLOCATIONS TO PARTICIPANTS' ACCOUNTS. The amount of Annual Additions which the Administrative Committee may allocate under this Plan on a Participant's behalf for a Limitation Year may not exceed the Maximum Permissible Amount. If the amount the Employer otherwise would contribute to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the Employer will reduce the amount of its contribution so the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount. If an allocation of Employer contributions, pursuant to Section 3.04, would result in an Excess Amount (other than an Excess Amount resulting from the circumstances described in Section 3.07(B)) to the Participant's Account, the Administrative Committee will reallocate the Excess Amount to the remaining Participants who are eligible for an allocation of Employer contributions for the Plan Year in which the Limitation Year ends. The Administrative Committee will make this reallocation on the basis of the allocation method under the Plan as if the Participant whose Account otherwise would receive the Excess Amount is not eligible for an allocation of Employer contributions.

(A) ESTIMATION OF COMPENSATION. Prior to the determination of the Participant's actual Compensation for a Limitation Year, the Administrative Committee may determine the Maximum Permissible Amount on the basis of the Participant's estimated annual Compensation for such Limitation Year. The Administrative Committee must make this determination on a reasonable and uniform basis for all Participants similarly situated. The Administrative Committee must reduce any Employer contributions (including any allocation of forfeitures) based on estimated annual Compensation by any Excess Amounts carried over from prior years. As soon as is administratively feasible after the end of the Limitation Year, the Administrative Committee will determine the Maximum Permissible Amount for such Limitation Year on the basis of the Participant's actual Compensation for such Limitation Year.

(B) DISPOSITION OF EXCESS AMOUNT. If, pursuant to Section 3.07(A), or because of the allocation of forfeitures, there is an Excess Amount with respect to a Participant for a Limitation Year, the Administrative Committee will dispose of such Excess Amount as follows:

         (a) The Administrative Committee will return any nondeductible voluntary Employee contributions and earnings to the Participant to the extent the return would reduce the Excess Amount.



                                      3.5

         (b) If, after the application of paragraph (a), an Excess Amount still exists, and the Plan covers the Participant at the end of the Limitation Year, then the Administrative Committee will use the Excess Amount(s) to reduce future Employer contributions (including any allocation of forfeitures) under the Plan for the next Limitation Year and for each succeeding Limitation Year, as is necessary, for the Participant. The Participant may elect to limit his Compensation for allocation purposes to the extent necessary to reduce his allocation for the Limitation Year to the Maximum Permissible Amount and eliminate the Excess Amount.

         (c) If, after the application of paragraph (a), an Excess Amount still exists, and the Plan does not cover the Participant at the end of the Limitation Year, then the Administrative Committee will hold the Excess Amount unallocated in a suspense account. The Administrative Committee will apply the suspense account to reduce Employer Contributions (including allocation of forfeitures) for all remaining Participants in the next Limitation Year, and in each succeeding Limitation Year if necessary. Neither the Employer nor any Employee may contribute to the Plan for any Limitation Year in which the Plan is unable to allocate fully a suspense account maintained pursuant to this paragraph (c).

         (d) The Administrative Committee will not distribute any Excess Amount(s) to Participants or to former Participants.

(C) MORE THAN ONE PLAN. The Employer contributes under other defined contribution plans in addition to its contributions under this Plan. If the Administrative Committee allocated an Excess Amount to a Participant's Account on an allocation date of this Plan which coincides with an allocation date of the other defined contribution plan, the Administrative Committee will attribute the total Excess Amount allocated as of such date to the other defined contribution plan. The Administrative Committee will determine the Excess Amount by treating the Annual Additions attributable to a welfare benefit fund as allocated first, irrespective of the actual allocation under the welfare benefit fund.

(D) DEFINED BENEFIT PLAN LIMITATION. If the Participant presently participates, or has ever participated under a defined benefit plan maintained by the Employer, then the sum of the defined benefit plan fraction and the defined contribution plan fraction for the Participant for that Limitation Year must not exceed 1.0. To the extent necessary to satisfy this limitation, the Employer will reduce the Participant's contributions or allocations under the defined contribution plan under which the Participant participates.



                                      3.6

         3.08 DEFINITIONS - ARTICLE III. For purposes of Article III, the following terms mean:

         (a) "Annual Addition" - The sum of the following amounts allocated on behalf of a Participant for a Limitation Year, of (i) all Employer contributions; (ii) all forfeitures; and (iii) all Employee contributions. Except to the extent provided in Treasury regulations, Annual Additions include excess contributions described in Code Section 401(k), excess aggregate contributions described in Code Section 401(m) and excess deferrals described in Code Section 402(g), irrespective of whether the plan distributes or forfeits such excess amounts. Annual Additions also include Excess Amounts reapplied to reduce Employer contributions under Section 3.07. Amounts allocated after March 31, 1984, to an individual medical account (as defined in Code Section 415(l)(2)) included as part of a defined benefit plan maintained by the Employer are Annual Additions. Furthermore, Annual Additions include contributions paid or accrued after December 31, 1985, for taxable years ending after December 31, 1985, attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Employer, but only for purposes of the dollar limitation applicable to the Maximum Permissible Amount.

         (b)  "Compensation" - For purposes of applying the limitations of
Part 2 of this Article III, "Compensation" means Compensation as defined in
Section 1.10, except Compensation does not include any exclusion, if any, from Compensation.

         (c) "Maximum Permissible Amount" - The lesser of (i) $30,000 (or, if greater, the $30,000 amount as adjusted under Code Section 415(d)), or (ii) 25% of the Participant's Compensation for the Limitation Year. If there is a short Limitation Year because of a change in Limitation Year, the Administrative Committee will multiply the $30,000 (or adjusted) limitation by the following fraction:

                  Number of months in the short Limitation Year
                  ---------------------------------------------
                                       12

         (d) "Employer" - The Employer that adopts this Plan and any Related Employers. Solely for purposes of applying the limitations of Part 2 of this
Article III, the Administrative Committee will determine Related Employers by modifying Code Section 414(b) and (c) in accordance with Code Section 415(h).

         (e) "Excess Amount" - The excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

         (f) "Limitation Year" - The Plan Year. If the Employer amends the Limitation Year to a different 12 consecutive month period, the new Limitation Year must begin on a date within the Limitation Year for which the Employer makes the amendment, creating a short Limitation Year.



                                       3.7

         (g) "Defined contribution plan" - A retirement plan which provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant's account, and any income, expenses, gains and losses, and any forfeitures of accounts of other participants which the plan may allocate to such participant's account. The Administrative Committee must treat all defined contribution plans (whether or not terminated) maintained by the Employer as a single plan. Solely for purposes of the limitations of Part 2 of this Article III, the Administrative Committee will treat employee contributions made to a defined benefit plan maintained by the Employer as a separate defined contribution plan. The Administrative Committee also will treat as a defined contribution plan an individual medical account (as defined in Code Section 415(l)(2)) included as part of a defined benefit plan maintained by the Employer and, for taxable years ending after December 31, 1985, a welfare benefit fund under Code Section 419(e) maintained by the Employer to the extent there are post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)).

         (h) "Defined benefit plan" - A retirement plan which does not provide for individual accounts for Employer contributions. The Administrative Committee must treat all defined benefit plans (whether or not terminated) maintained by the Employer as a single plan.

         (i)  "Defined benefit plan fraction" -

 Projected annual benefit of the Participant under the defined benefit plan(s)
 -----------------------------------------------------------------------------
 The lesser of (i) 125% (subject to the "100% limitation" in paragraph (l)) of the dollar limitation in effect under Code Section 415(b)(1)(A) for the Limitation Year, or (ii) 140% of the Participant's average Compensation for his high three (3) consecutive Years of Service

              To determine the denominator of this fraction, the Administrative Committee will make any adjustment required under Code Section 415(b) and will determine a Year of Service as a Plan Year in which the Employee completed at least 1,000 Hours of Service. The "projected annual benefit" is the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if the plan expresses such benefit in a form other than a straight life annuity or qualified joint and survivor annuity) of the Participant under the terms of the defined benefit plan on the assumptions he continues employment until his normal retirement age (or current age, if later) as stated in the defined benefit plan, his compensation continues at the same rate as in effect in the Limitation Year under consideration until the date of his normal retirement age and all other relevant factors used to determine benefits under the defined benefit plan remain constant as of the current Limitation Year for all future Limitation Years.



                                       3.8

         CURRENT ACCRUED BENEFIT. If the Participant accrued benefits in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the dollar limitation used in the denominator of this fraction will not be less than the Participant's Current Accrued Benefit. A Participant's Current Accrued Benefit is the sum of the annual benefits under such defined benefit plans which the Participant had accrued as of the end of the 1986 Limitation Year (the last Limitation Year beginning before January 1, 1987), determined without regard to any change in the terms or conditions of the Plan made after May 5, 1986, and without regard to any cost of living adjustment occurring after May 5, 1986. This Current Accrued Benefit rule applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 as in effect at the end of the 1986 Limitation Year.

         (j)  "Defined contribution plan fraction"

         The sum, as of the close of the Limitation Year, as of the close of the Limitation Year, of the Annual Additions to the Participant's Account under the defined contribution plan(s)
-------------------------------------------------------------------------------
  The sum of the lesser of the following amounts determined for the Limitation Year and for each prior Year of Service with the Employer: (i) 125% (subject to the "100% limitation" in paragraph (l)) of the dollar limitation in effect under
  Code 415(c)(1)(A) for the Limitation Year (determined without regard to the special dollar limitations for employee stock ownership plans), or (ii) 35% of the Participant's Compensation for the Limitation Year

              For purposes of determining the defined contribution plan fraction, the Administrative Committee will not recompute Annual Additions in Limitation Years beginning prior to January 1, 1987, to treat all Employee contributions as Annual Additions. If the Plan satisfied Code Section 415 for Limitation Years beginning prior to January 1, 1987, the Administrative Committee will redetermine the defined contribution plan fraction and the defined benefit plan fraction as of the end of the 1986 Limitation Year, in accordance with this Section 3.19. If the sum of the redetermined fractions exceeds 1.0, the Administrative Committee will subtract permanently from the numerator of the defined contribution plan fraction an amount equal to the product of (1) the excess of the sum of the fractions over 1.0, times (2) the denominator of the defined contribution plan fraction. In making the adjustment, the Administrative Committee must disregard any accrued benefit under the defined benefit plan which is in excess of the Current Accrued Benefit. This Plan continues any transitional rules applicable to the determination of the defined contribution plan fraction under the Employer's Plan as of the end of the 1986 Limitation Year.

         (k) "100% limitation." If the 100% limitation applies, the Administrative Committee must determine the denominator of the defined benefit plan fraction and the denominator of the defined contribution plan fraction by substituting 100% for 125%. The 100% limitation applies only if: (i) the Plan's top heavy ratio exceeds 90%; or (ii) the Plan's top heavy ratio is greater than 60%, and the Employer does not provide extra minimum benefits which satisfy Code
Section 416(h)(2).

                          * * * * * * * * * * * * * * *

                                       3.9

                     ARTICLE IV - PARTICIPANT CONTRIBUTIONS

         4.01 PARTICIPANT ROLLOVER CONTRIBUTIONS. Any Participant who is an Employee of an Employer (other than an Excluded Employee), with the Administrative Committee's written consent and after filing the form prescribed by the Administrative Committee, may contribute cash, or plan loans to the Trust if the contribution is a "rollover contribution" which the Code permits an employee to transfer either directly or indirectly from one qualified plan to another qualified plan. Before accepting a rollover contribution, the Trustee may require an Employee to furnish satisfactory evidence that the proposed transfer is in fact a "rollover contribution" which the Code permits an employee to make to a qualified plan. A rollover contribution is not an Annual Addition under Part 2 of Article III.

         An Employee of an Employer (other than an Excluded Employee), prior to satisfying the Plan's eligibility conditions, may make a rollover contribution to the Trust to the same extent and in the same manner as a Participant. If an Employee makes a rollover contribution to the Trust prior to satisfying the Plan's eligibility conditions, the Administrative Committee and Trustee must treat the Employee as a Participant for all purposes of the Plan except the Employee is not a Participant for purposes of sharing in Employer contributions or Participant forfeitures under the Plan. If the Employee has a Separation from Service prior to becoming a Participant, the Trustee will distribute his Rollover Contribution Account to him as if it were an Employer Contribution Account.

         4.02 PARTICIPANT ROLLOVER CONTRIBUTION - FORFEITABILITY. A Participant's Accrued Benefit is, at all times, 100% Nonforfeitable to the extent the value of his Accrued Benefit is derived from his Participant rollover contributions described in this Article IV.

         4.03 PARTICIPANT ROLLOVER CONTRIBUTION - WITHDRAWAL/DISTRIBUTION. A Participant, by giving proper notice to the Trustee, may withdraw all or any part of the value of his Accrued Benefit derived from his Participant rollover contributions described in this Article IV. A distribution of Participant contributions must comply with the joint and survivor requirements described in
Article VI, if those requirements apply to the Participant. A Participant may not exercise his right to withdraw the value of his Accrued Benefit derived from his Participant rollover contributions more than once during any Plan Year. The Trustee, in accordance with the direction of the Administrative Committee, will distribute a Participant's unwithdrawn Accrued Benefit attributable to his Participant rollover contributions in accordance with the provisions of Article VI applicable to the distribution of the Participant's Nonforfeitable Accrued Benefit.

         4.04 PARTICIPANT CONTRIBUTION - ACCRUED BENEFIT. The Administrative Committee must maintain a separate Account(s) in the name of each Participant to reflect the Participant's Accrued Benefit under the Plan derived from his Participant rollover contributions. A Participant's Accrued Benefit derived from his Participant rollover contributions as of any applicable date is the balance of his separate Participant rollover contribution Account(s).


                          * * * * * * * * * * * * * * *

                                      4.1

            ARTICLE V - TERMINATION OF SERVICE - PARTICIPANT VESTING


         5.01 NORMAL RETIREMENT AGE. A Participant's Normal Retirement Age is 59 1/2 years of age. A Participant's Accrued Benefit derived from Employer contributions is 100% Nonforfeitable upon and after his attaining Normal Retirement Age (if an Employee on or after that date).

         5.02 PARTICIPANT DISABILITY OR DEATH. If a Participant's employment with the Employer and Related Employers terminates as a result of death or Disability, the Participant's Accrued Benefit derived from Employer contributions will be 100% Nonforfeitable.

         5.03 VESTING SCHEDULE.

         (1) DEFERRAL CONTRIBUTIONS ACCOUNT AND QUALIFIED NONELECTIVE CONTRIBUTIONS ACCOUNT. A Participant has a 100% Nonforfeitable interest at all times in his Deferral Contributions Account and Qualified Nonelective Contributions Account.

         (2) MATCHING CONTRIBUTION ACCOUNT AND EMPLOYER CONTRIBUTIONS ACCOUNT. Except as provided in Sections 5.01 and 5.02, for each Year of Service, a Participant's Nonforfeitable percentage of his Matching Contribution Account and Employer Contributions Account equals the percentage in the following vesting schedule:


         Years of Service                            Percent of Nonforfeitable
                                                         Accrued Benefit
                                                     -------------------------
         Less than 3 . . . . . . . . . . . . . . . . . . . .   0%
         3 or more . . . . . . . . . . . . . . . . . . . . . 100%

         5.04 CASH-OUT DISTRIBUTIONS TO PARTIALLY-VESTED PARTICIPANTS/ RESTORATION OF FORFEITED ACCRUED BENEFIT. If, pursuant to Article VI, a partially-vested Participant receives a cash-out distribution before he incurs a Forfeiture Break in Service (as defined in Section 5.05), the cash-out distribution will result in an immediate forfeiture of the nonvested portion of the Participant's Accrued Benefit derived from Employer contributions. See
Section 5.06. A partially-vested Participant is a Participant whose Nonforfeitable Percentage determined under Section 5.03 is less than 100%. A cash-out distribution is a distribution of the entire present value of the Participant's Nonforfeitable Accrued Benefit.



                                       5.1

(A) RESTORATION AND CONDITIONS UPON RESTORATION. A partially-vested Participant who is re-employed by the Employer after receiving a cash-out distribution of the Nonforfeitable percentage of his Accrued Benefit may repay the Trustee the amount of the cash-out distribution attributable to Employer contributions, unless the Participant no longer has a right to restoration by reason of the conditions of this Section 5.04(A). If a partially-vested Participant makes the cash-out distribution repayment, the Administrative Committee, subject to the conditions of this Section 5.04(A), must restore his Accrued Benefit attributable to Employer contributions to the same dollar amount as the dollar amount of his Accrued Benefit on the Accounting Date, or other valuation date, immediately preceding the date of the cash-out distribution, unadjusted for any gains or losses occurring subsequent to that Accounting Date, or other valuation date. Restoration of the Participant's Accrued Benefit includes restoration of all Code Section 411(d)(6) protected benefits with respect to that restored Accrued Benefit, in accordance with applicable Treasury regulations. The Administrative Committee will not restore a re-employed Participant's Accrued Benefit under this paragraph if:

         (1) 5 years have elapsed since the Participant's first re-employment date with the Employer or Related Employers following the cash-out distribution; or

         (2) The Participant incurred a Forfeiture Break in Service (as defined in Section 5.05). This condition also applies if the Participant makes repayment within the Plan Year in which he incurs the Forfeiture Break in Service and that Forfeiture Break in Service would result in a complete forfeiture of the amount the Administrative Committee otherwise would restore.

(B) TIME AND METHOD OF RESTORATION. If neither of the two conditions preventing restoration of the Participant's Accrued Benefit applies, the Administrative Committee will restore the Participant's Accrued Benefit as of the Plan Year Accounting Date coincident with or immediately following the repayment. To restore the Participant's Accrued Benefit, the Administrative Committee, to the extent necessary, will allocate to the Participant's Account:

         (1) First, the amount, if any, of Participant forfeitures the Administrative Committee would otherwise allocate under Section 3.05; and

         (2) Second, the Employer contribution for the Plan Year to the extent made under a discretionary formula.



                                       5.2

         To the extent the amounts described in clauses (1)and (2) are insufficient to enable the Administrative Committee to make the required restoration, the Employer must contribute, without regard to any requirement or condition of Section 3.01, the additional amount necessary to enable the Administrative Committee to make the required restoration. If, for a particular Plan Year, the Administrative Committee must restore the Accrued Benefit of more than one re-employed Participant, then the Administrative Committee will make the restoration allocations to each such Participant's Account in the same proportion that a Participant's restored amount for the Plan Year bears to the restored amount for the Plan Year of all re-employed Participants. The Administrative Committee will not take into account any allocation under this
Section 5.04 in applying the limitation on allocations under Part 2 of Article III.

(C) 0% VESTED PARTICIPANT. The deemed cash-out rule applies to a 0% vested Participant. A 0% vested Participant is a Participant whose Accrued Benefit derived from Employer contributions is entirely forfeitable at the time of his Separation from Service. Under the deemed cash-out rule, the Administrative Committee will treat the 0% vested Participant as having received a cash-out distribution on the date of the Participant's Separation from Service or, if the Participant's Account is entitled to an allocation of Employer contributions for the Plan Year in which he separates from Service, on the last day of that Plan Year. For purposes of applying the restoration provisions of this Section 5.04, the Administrative Committee will treat the 0% vested Participant as repaying his cash-out "distribution" on the first date of his re-employment with the Employer or Related Employers.

         5.05 INCLUDED YEARS OF SERVICE - VESTING.

(A) INCLUDED YEARS OF SERVICE. For purposes of determining "Years of Service" under Section 5.06, the Plan takes into account all Years of Service an Employee completes with the Employer, or Related Employers and/or Predecessor Employer.

(B) FORFEITURE BREAK IN SERVICE. For the sole purpose of determining a Participant's Nonforfeitable percentage of his Accrued Benefit derived from Employer contributions which accrued for his benefit prior to a Forfeiture Break in Service, the Plan disregards any Year of Service after the Participant first incurs a Forfeiture Break in Service. The Participant incurs a Forfeiture Break in Service when he incurs 5 consecutive Breaks in Service.

         5.06 FORFEITURE OCCURS. A Participant's forfeiture, if any, of his Accrued Benefit derived from Employer contributions occurs under the Plan on the earlier of:

         (a) The last day of the Plan Year in which the Participant first incurs a Forfeiture Break in Service; or

         (b) The date the Participant receives a cash-out distribution or deemed cash out distribution.



                                       5.3

         The Administrative Committee determines the percentage of a Participant's Accrued Benefit forfeiture, if any, under this Section 5.06 solely by reference to the vesting schedule of Section 5.03. A Participant will not forfeit any portion of his Accrued Benefit for any other reason or cause except as expressly provided by this Section 5.06 or as provided under Section 9.14.


                          * * * * * * * * * * * * * * *

                                       5.4

               ARTICLE VI - TIME AND METHOD OF PAYMENT OF BENEFITS


         6.01 TIME OF PAYMENT OF ACCRUED BENEFIT. Unless the Participant or the Beneficiary elects in writing to a different time or method of payment, the Administrative Committee will direct the Trustee to commence distribution of a Participant's Nonforfeitable Accrued Benefit in accordance with this Section
6.01. A Participant must consent, in writing, to any distribution required under this Section 6.01 if the present value of the Participant's Nonforfeitable Accrued Benefit, at the time of the distribution to the Participant, exceeds $5,000 and the Participant has not attained age 62. Furthermore, the Participant's spouse also must consent, in writing, to any distribution, for which Section 6.04 requires the spouse's consent. For all purposes of this
Article VI, the term "annuity starting date" means the first day of the first period for which the Plan pays an amount as an annuity or in any other form but in no event is the "annuity starting date" earlier than a Participant's Separation from Service. A distribution date under this Article VI, unless otherwise specified within the Plan, is each day of the Plan Year, or as soon as administratively practicable following that distribution date. For purposes of the consent requirements under this Article VI, if the present value of the Participant's Nonforfeitable Accrued Benefit, at the time of any withdrawal or distribution, exceeds $5,000, the Administrative Committee must treat that present value as exceeding $5,000 for purposes of all subsequent Plan distributions to the Participant.

(A)      SEPARATION FROM SERVICE FOR A REASON OTHER THAN DEATH.

         (1)  PARTICIPANT'S NONFORFEITABLE ACCRUED BENEFIT NOT EXCEEDING
$5,000. If the Participant's Separation from Service is for any reason other than death, the Administrative Committee will direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit in a lump sum as soon as administratively practicable following the Participant's Separation from Service, but in no event later than the 60th day following the close of the Plan Year in which the Participant attains Normal Retirement Age.

         (2) PARTICIPANT'S NONFORFEITABLE ACCRUED BENEFIT EXCEEDS $5,000. If the Participant's Separation from Service is for any reason other than death, the Administrative Committee will direct the Trustee to commence distribution of the Participant's Nonforfeitable Accrued Benefit in a form and at the time elected by the Participant, pursuant to Section 6.03. In the absence of an election by the Participant, the Administrative Committee will direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit in the normal annuity form of distribution required under Section 6.04, on the 60th day following the close of the Plan Year in which the latest of the following events occurs: (a) the Participant attains age 62; or (b) the Participant's Separation from Service.

         (3) DISABILITY. If the Participant's Separation from Service is because of his Disability, the Administrative Committee will direct the Trustee to pay the Participant's Nonforfeitable Accrued Benefit in the automatic annuity form, unless an optional form is properly elected, at the same time as any other Separation from Service, subject to the notice and consent requirements of this
Article VI and to the applicable mandatory commencement dates described in Paragraph (1).



                                      6.1

(B)      REQUIRED BEGINNING DATE

         TIMING OF REQUIRED DISTRIBUTION. If any distribution commencement date described under Paragraph (A) of this Section 6.01, either by Plan provision or by Participant election (or nonelection), is later than the Participant's Required Beginning Date, the Administrative Committee instead must direct the Trustee to make distribution on the Participant's Required Beginning Date, subject to the transitional election, if applicable, under Section 6.03(D). A Participant's Required Beginning Date is the April 1 following the close of the calendar year in which the Participant attains age 70 1/2 if the Participant is a more than 5% owner with respect to the Plan Year ending in that calendar year. For any other Participant, his Required Beginning Date is the April 1 following the close of the calendar year in which the Participant separates from Service or, if later, the April 1 following the close of the calendar year in which the Participant attains age 70 1/2. A mandatory distribution at the Participant's Required Beginning Date will be made pursuant to the provisions of this Article VI.

(C) DEATH OF THE PARTICIPANT. In the event of a Participant's death prior to the annuity starting date, the Administrative Committee will direct the Trustee, in accordance with this Section 6.01(C), to distribute to the Participant's Beneficiary the Participant's Nonforfeitable Accrued Benefit remaining in the Trust at the time of the Participant's death. Subject to the requirements of Section 6.04, the Administrative Committee will determine the death benefit by reducing the Participant's Nonforfeitable Accrued Benefit by any security interest the Plan has against that Nonforfeitable Accrued Benefit by reason of an outstanding Participant loan.

         (1) DECEASED PARTICIPANT'S NONFORFEITABLE ACCRUED BENEFIT DOES NOT EXCEED $5,000. The Administrative Committee, subject to the requirements of
Section 6.04, must direct the Trustee to distribute the deceased Participant's Nonforfeitable Accrued Benefit in a single cash sum, as soon as administratively practicable following the Participant's death or, if later, the date on which the Administrative Committee receives notification of or otherwise confirms the Participant's death.

         (2) DECEASED PARTICIPANT'S NONFORFEITABLE ACCRUED BENEFIT EXCEEDS $5,000. The Administrative Committee will direct the Trustee to distribute the deceased Participant's Nonforfeitable Accrued Benefit at the time and in the form elected by the Participant or, if applicable by the Beneficiary, as permitted under this Article VI. In the absence of an election, subject to the requirements of Section 6.04, the Administrative Committee will direct the Trustee to distribute the Participant's undistributed Nonforfeitable Accrued Benefit in a lump sum as soon as administratively practicable on or after the first distribution date following the close of the Plan Year in which the Participant's death occurs or, if later, the first distribution date following the date the Administrative Committee receives notification of or otherwise confirms the Participant's death.

(D) DEFAULT ON A LOAN. If a Participant defaults on a loan made pursuant to a loan policy adopted by the Administrative Committee pursuant to Section 9.04, the Plan treats the default as a distributable event. The Trustee, at the time of the default, will reduce the Participant's



                                      6.2

Nonforfeitable Accrued Benefit by the lesser of the amount in default (plus accrued interest) or the Plan's security interest in that Nonforfeitable Accrued Benefit. To the extent the loan is attributable to the Participant's Deferral Contributions Account or Qualified Matching Contributions Account or Qualified Nonelective Contributions Account, the Trustee will not reduce the Participant's Nonforfeitable Accrued Benefit unless the Participant has separated from Service or unless the Participant has attained age 59 1/2.

         6.02 METHOD OF PAYMENT OF ACCRUED BENEFIT. Subject to the annuity distribution requirements, if any, prescribed by Section 6.04, and any restrictions prescribed by Section 6.03, a Participant or Beneficiary may elect distribution under one of the following methods: (a) by payment in a lump sum;
(b) by payment in monthly, quarterly or annual installments over a fixed reasonable period of time, not exceeding the life expectancy of the Participant, or the joint life and last survivor expectancy of the Participant and his Beneficiary; or (c) by payment in a life annuity, a joint and 50% or 100% survivor annuity, or a life annuity with a guaranteed payment of 5, 10, 15 or 20 years.

         The distribution options permitted under this Section 6.02 are available only if the present value of the Participant Nonforfeitable Accrued Benefit, at the time of distribution begins to the Participant, exceeds $5,000. To facilitate annuity or installment payments under this Article VI, the Administrative Committee shall direct the Trustee to purchase a Nontransferable Annuity contract. Under an installment distribution, the Participant or Beneficiary, at any time, may elect to accelerate the payment of all, or any portion, of the Participant's unpaid Nonforfeitable Accrued Benefit, subject to the requirements of Section 6.04.



                                      6.3

(A) MINIMUM DISTRIBUTION REQUIREMENTS FOR PARTICIPANTS. The Administrative Committee may not direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit, nor may the Participant elect to have the Trustee distribute his Nonforfeitable Accrued Benefit, under a method of payment which, as of the Required Beginning Date, does not satisfy the minimum distribution requirements under Code Section 401(a)(9) and the applicable Treasury regulations. The minimum distribution for a calendar year equals the Participant's Nonforfeitable Accrued Benefit as of the latest valuation date preceding the beginning of the calendar year divided by the Participant's life expectancy or, if applicable, the joint and last survivor expectancy of the Participant and his designated Beneficiary (as determined under Article VIII, subject to the requirements of the Code Section 401(a)(9) regulations). The Administrative Committee will increase the Participant's Nonforfeitable Accrued Benefit, as determined on the relevant valuation date, for contributions or forfeitures allocated after the valuation date and by December 31 of the valuation calendar year, and will decrease the valuation by distributions made after the valuation date and by December 31 of the valuation calendar year. For purposes of this valuation, the Administrative Committee will treat any portion of the minimum distribution for the first distribution calendar year made after the close of that year as a distribution occurring in that first distribution calendar year. In computing a minimum distribution, the Administrative Committee must use the unisex life expectancy multiples under Treas. Reg. Section 1.72-9. The Administrative Committee, only upon the Participant's written request, will compute the minimum distribution for a calendar year subsequent to the first calendar year for which the Plan requires a minimum distribution by redetermining the applicable life expectancy. However, the Administrative Committee may not redetermine the joint life and last survivor expectancy of the Participant and a nonspouse designated Beneficiary in a manner which takes into account any adjustment to a life expectancy other than the Participant's life expectancy.

         If the Participant's spouse is not his designated Beneficiary, a method of payment to the Participant (whether by Participant election or by Administrative Committee direction) may not provide more than incidental benefits to the Beneficiary. The Plan must satisfy the Minimum Distribution Incidental Benefit ("MDIB") requirement in the Treasury regulations issued under Code Section 401(a)(9) for distributions made on or after the Participant's Required Beginning Date and before the Participant's death. To satisfy the MDIB requirement, the Administrative Committee will compute the minimum distribution required by this Section 6.02(A) by substituting the applicable MDIB divisor for the applicable life expectancy factor, if the MDIB divisor is a lesser number. Following the Participant's death, the Administrative Committee will compute the minimum distribution required by this Section 6.02(A) solely on the basis of the applicable life expectancy factor and will disregard the MDIB factor.

         The minimum distribution for the first distribution calendar year is due by the Participant's Required Beginning Date. The minimum distribution for each subsequent distribution calendar year, including the calendar year in which the Participant's Required Beginning Date occurs, is due by December 31 of that year. If the Participant receives distribution in the form of a Nontransferable Annuity Contract, the distribution satisfies this Section 6.02(A) if the contract complies with the requirements of Code Section 401(a)(9) and the applicable Treasury regulations.



                                      6.4

(B) MINIMUM DISTRIBUTION REQUIREMENTS FOR BENEFICIARIES. The method of distribution to the Participant's Beneficiary must satisfy Code Section 401(a)(9) and the applicable Treasury regulations. If the Participant's death occurs after his Required Beginning Date or, if earlier, the date the Participant commences an irrevocable annuity pursuant to Section 6.04, the method of payment to the Beneficiary must provide for completion of payment over a period which does not exceed the payment period which had commenced for the Participant. If the Participant's death occurs prior to his Required Beginning Date, and the Participant had not commenced an irrevocable annuity pursuant to
Section 6.04, the method of payment to the Beneficiary, subject to Section 6.04, must provide for completion of payment to the Beneficiary over a period not exceeding: (i) 5 years after the date of the Participant's death; or (ii) if the Beneficiary is a designated Beneficiary, the designated Beneficiary's life expectancy. The Administrative Committee may not direct payment of the Participant's Nonforfeitable Accrued Benefit over a period described in clause
(ii) unless the Trustee will commence payment to the designated Beneficiary no later than the December 31 following the close of the calendar year in which the Participant's death occurred or, if later, and the designated Beneficiary is the Participant's surviving spouse, December 31 of the calendar year in which the Participant would have attained age 701/2. If the Trustee will make distribution in accordance with clause (ii), the minimum distribution for a calendar year equals the Participant's Nonforfeitable Accrued Benefit as of the latest valuation date preceding the beginning of the calendar year divided by the designated Beneficiary's life expectancy. The Administrative Committee must use the unisex life expectancy multiples under Treas. Reg. Section 1.72-9 for purposes of applying this paragraph. The Administrative Committee, only upon the written request of the Participant or of the Participant's surviving spouse, will recalculate the life expectancy of the Participant's surviving spouse not more frequently than annually, but may not recalculate the life expectancy of a nonspouse designated Beneficiary after the Trustee commences payment to the designated Beneficiary. The Administrative Committee will apply this paragraph by treating any amount paid to the Participant's child, which becomes payable to the Participant's surviving spouse upon the child's attaining the age of majority, as paid to the Participant's surviving spouse. Upon the Beneficiary's written request, the Administrative Committee must direct the Trustee to accelerate payment of all, or any portion, of the Participant's unpaid Accrued Benefit, as soon as administratively practicable following the effective date of that request.

         6.03 BENEFIT PAYMENT ELECTIONS. Not earlier than 90 days, but not later than 30 days, before the Participant's annuity starting date, the Administrative Committee must provide a benefit notice to a Participant who is eligible to make an election under this Section 6.03. The benefit notice must explain the optional forms of benefit in the Plan, including the material features and relative values of those options, and the Participant's right to defer distribution until he attains age 62.



                                      6.5

         If a Participant or Beneficiary makes an election prescribed by this
Section 6.03, the Administrative Committee will direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit in accordance with that election. Any election under this Section 6.03 is subject to the requirements of
Section 6.02 and of Section 6.04. The Participant or Beneficiary must make an election under this Section 6.03 by filing his election with the Administrative Committee at any time before the Trustee otherwise would commence to pay a Participant's Accrued Benefit in accordance with the requirements of Article VI.

(A) PARTICIPANT ELECTIONS AFTER SEPARATION FROM SERVICE. If the present value of a Participant's Nonforfeitable Accrued Benefit exceeds $5,000, subject to the further provisions of the Plan, he may elect to have the Trustee commence distribution as of any distribution date following his Separation from Service. The Participant may reconsider an election at any time prior to the annuity starting date and elect to commence distribution as of any other distribution date, but not earlier than the date described in the first sentence of this Paragraph (A). Following his attainment of Normal Retirement Age, a Participant who has separated from Service may elect distribution as of any distribution date, irrespective of the restrictions otherwise applicable under this Section 6.03(A). If the Participant is partially-vested in his Accrued Benefit, an election under this Paragraph (A) to distribute prior to the Participant's incurring a Forfeiture Break in Service (as defined in Section 5.08), must be in the form of a cash-out distribution (as defined in Article V). A Participant may not receive a cash-out distribution if, prior to the time the Trustee actually makes the cash-out distribution, the Participant returns to employment with the Employer or Related Employer.


(B)      PARTICIPANT ELECTIONS PRIOR TO SEPARATION FROM SERVICE.

         (1) AGE 59 1/2 WITHDRAWALS. A Participant, until he separates from service, has a continuing election to receive all or any portion of his Qualified Nonelective Contributions Account, Deferral Contributions Account, Regular Matching Contributions and Employee Contributions Account if he has attained age 59 1/2.

         (2) FINANCIAL HARDSHIP WITHDRAWALS. A Participant, until he separates from Service, has a continuing election to receive all or any part of the Non-forfeitable portion of his Regular Matching Contributions Account or his Employer Contributions Account, or his Deferral Contributions Account (excluding any Trust earnings thereon) if he satisfies the conditions for hardship as described in paragraph (5).

         (3) ROLLOVER ACCOUNTS. A Participant, until he separates from Service, has a continuing election to receive all or any part of his Rollover Contributions Account.

         (4) PROCEDURE. A Participant must make an election under this Section 6.03(B) on a form prescribed by the Administrative Committee at any time during the Plan Year for which his election is to be effective. A Participant's spouse must consent to such distribution by making a valid waiver election as provided in Section 6.06. In his written election, the Participant must specify the percentage or dollar amount he wishes the Trustee to distribute to him. The Participant's election relates solely to the percentage or dollar amount specified in his election form and his right to elect to receive an amount, if any, for a particular Plan Year greater than the



                                      6.6
dollar amount or percentage specified in his election form terminates on the Accounting Date. The Trustee must make a distribution to a Participant in accordance with his election under this Section 6.03(B) within the 90 day period (or as soon as administratively practicable) after the Participant files his written election with the Trustee. The Trustee will distribute the balance of the Participant's Accrued Benefit not distributed pursuant to his election(s) in accordance with the other distribution provisions of this Plan.

         (5) DEFINITION OF HARDSHIP. For purposes of this Section 6.03(B), a hardship distribution must be on account of one or more of the following immediate and heavy financial needs: (1) medical expenses described in Code
Section 213(d) incurred by the Participant, by the Participant's spouse, or by any of the Participant's dependents or necessary for such persons to obtain such care; (2) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant; (3) the payment of post-secondary education tuition, related educational fees and room and board expenses for the next 12-month period, for the Participant, for the Participant's spouse, or for any of the Participant's dependents; (4) to prevent the eviction of the Participant from his principal residence or the foreclosure on the mortgage of the Participant's principal residence; or (5) any other event designated by Treasury regulations for the safe harbor definition of hardship.

         RESTRICTIONS. The following restrictions apply to a Participant who receives a hardship distribution: (a) the Participant may not make elective deferrals or employee contributions to the Plan for the 12-month period following the date of his hardship distribution; (b) the distribution is not in excess of the amount of the immediate and heavy financial need (including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution); (c) the Participant must have obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under this Plan and all other qualified plans maintained by the Employer; and (d) the Participant agrees to limit elective deferrals under this Plan and under any other qualified plan maintained by the Employer, for the Participant's taxable year immediately following the taxable year of the hardship distribution, to the 402(g) limitation (as described in Section 14.03), reduced by the amount of the Participant's elective deferrals made in the taxable year of the hardship distribution. The suspension of elective deferrals and employee contributions described in clause (a) also must apply to all other qualified plans and to all nonqualified plans of deferred compensation maintained by the Employer, other than any mandatory employee contribution portion of a defined benefit plan, including stock option, stock purchase and other similar plans, but not including health or welfare benefit plans (other than the cash or deferred arrangement portion of a cafeteria plan).

         EARNINGS. A hardship distribution may not include earnings on an Employee's elective deferrals, and may not include qualified matching contributions and qualified nonelective contributions, nor any earnings on such contributions, irrespective of when credited.

(C) DEATH BENEFIT ELECTIONS. If the present value of the deceased Participant's Nonforfeitable Accrued Benefit exceeds $5,000, the Participant's Beneficiary may elect to have the Trustee distribute the Participant's Nonforfeitable Accrued Benefit in a form and within a period permitted under
Section 6.02. The Beneficiary's election is subject to any restrictions designated in writing by the Participant and not revoked as of his date of death.



                                      6.7

         6.04 ANNUITY DISTRIBUTIONS TO PARTICIPANTS AND SURVIVING SPOUSES.

(A) JOINT AND SURVIVOR ANNUITY. The Administrative Committee must direct the Trustee to distribute a married or unmarried Participant's Nonforfeitable Accrued Benefit in the form of a qualified joint and survivor annuity, unless the Participant makes a valid waiver election as (and within the period) described in Section 6.05. If, as of the annuity starting date, the Participant is married, a qualified joint and survivor annuity is an immediate annuity which is purchasable with the Participant's Nonforfeitable Accrued Benefit and which provides a life annuity for the Participant and a survivor annuity payable for the remaining life of the Participant's surviving spouse equal to 50% of the amount of the annuity payable during the life of the Participant. If, as of the annuity starting date, the Participant is not married, a qualified joint and survivor annuity is an immediate life annuity for the Participant which is purchasable with the Participant's Nonforfeitable Accrued Benefit. Upon a Participant's separation from service, the Administrative Committee, without Participant or spousal consent, must direct the Trustee to pay the Participant's Nonforfeitable Accrued Benefit in a lump sum, in lieu of a qualified joint and survivor annuity, in accordance with Section 6.01, if the Participant's Nonforfeitable Accrued Benefit is not greater than $5,000. This Section 6.04(A) applies only to a Participant who has completed at least one Hour of Service with the Employer after August 22, 1984.

(B) PRERETIREMENT SURVIVOR ANNUITY. If a married Participant dies prior to his annuity starting date, the Administrative Committee will direct the Trustee to distribute a portion of the Participant's Nonforfeitable Accrued Benefit to the Participant's surviving spouse in the form of a preretirement survivor annuity, unless the Participant has a valid waiver election (as described in Section 6.06) in effect. A preretirement survivor annuity is an annuity which is purchasable with 50% of the Participant's Nonforfeitable Accrued Benefit (determined as of the date of the Participant's death) and which is payable for the life of the Participant's surviving spouse. The value of the preretirement survivor annuity is attributable to Employer contributions and to Employee contributions in the same proportion as the Participant's Nonforfeitable Accrued Benefit is attributable to those contributions. The portion of the Participant's Nonforfeitable Accrued Benefit not payable under this paragraph is payable to the Participant's Beneficiary, in accordance with the other provisions of this
Article VI. If the present value of the preretirement survivor annuity does not exceed $5,000, the Administrative Committee, on or before the annuity starting date, must direct the Trustee to make a lump sum distribution to the Participant's surviving spouse, in lieu of a preretirement survivor annuity.



                                      6.8

(C) SURVIVING SPOUSE ELECTIONS. If the present value of the preretirement survivor annuity exceeds $5,000, the Participant's surviving spouse may elect to have the Trustee commence payment of the preretirement survivor annuity at any time following the date of the Participant's death, but not later than the mandatory distribution periods described in Section 6.02, and may elect any of the forms of payment described in Section 6.02, in lieu of the preretirement survivor annuity. In the absence of an election by the surviving spouse, the Administrative Committee must direct the Trustee to distribute the preretirement survivor annuity on the first distribution date following the close of the Plan Year in which the latest of the following events occurs: (i) the Participant's death; (ii) the date the Administrative Committee receives notification of or otherwise confirms the Participant's death; or (iii) the date the Participant would have attained age 62.

(D) SPECIAL RULES. If the Participant has in effect a valid waiver election regarding the qualified joint and survivor annuity or the preretirement survivor annuity, the Administrative Committee must direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit in accordance with Sections 6.01,
6.02 and 6.03. The Administrative Committee will reduce the Participant's Nonforfeitable Accrued Benefit by any security interest (pursuant to any offset rights authorized by Section 10.03[B]) held by the Plan by reason of a Participant loan to determine the value of the Participant's Nonforfeitable Accrued Benefit distributable in the form of a qualified joint and survivor annuity or preretirement survivor annuity, provided any post-August 18, 1985, loan satisfied the spousal consent requirement described in Section 10.03[B] of the Plan. For purposes of applying this Article VI, the Administrative Committee treats a former spouse as the Participant's spouse or surviving spouse to the extent provided under a qualified domestic relations order described in Section
6.07. The provisions of this Section 6.04, and of Sections 6.05 and 6.06, apply separately to the portion of the Participant's Nonforfeitable Accrued Benefit subject to the qualified domestic relations order and to the portion of the Participant's Nonforfeitable Accrued Benefit not subject to that order.

         6.05 WAIVER ELECTION - QUALIFIED JOINT AND SURVIVOR ANNUITY. At least 30 days (but not earlier than 90 days), before the Participant's annuity starting date, the Administrative Committee must provide the Participant a written explanation of the terms and conditions of the qualified joint and survivor annuity, the Participant's right to make, and the effect of, an election to waive the joint and survivor form of benefit, the rights of the Participant's spouse regarding the waiver election and the Participant's right to make, and the effect of, a revocation of a waiver election. The Plan does not limit the number of times the Participant may revoke a waiver of the qualified joint and survivor annuity or make a new waiver during the election period. The Participant (and his spouse, if the Participant is married), may revoke an election to receive a particular form of benefit at any time until the annuity starting date. The Participant (and his spouse, if applicable) may waive the 30-day election period if the distribution of the elected form of benefit commences more than 7 days after the Administrative Committee provides the Participant (and his spouse, if applicable) the written explanation.



                                      6.9

         A married Participant's waiver election is not valid unless (a) the Participant's spouse (to whom the survivor annuity is payable under the qualified joint and survivor annuity), after the Participant has received the written explanation described in this Section 6.05, has consented in writing to the waiver election, the spouse's consent acknowledges the effect of the election, and a notary public or the Plan Administrator (or his representative) witnesses the spouse's consent, (b) the spouse consents to the alternate form of payment designated by the Participant or to any change in that designated form of payment, and (c) unless the spouse is the Participant's sole primary Beneficiary, the spouse consents to the Participant's Beneficiary designation or to any change in the Participant's Beneficiary designation. The spouse's consent to a waiver of the qualified joint and survivor annuity is irrevocable, unless the Participant revokes the waiver election. The spouse may execute a blanket consent to any form of payment designation or to any Beneficiary designation made by the Participant, if the spouse acknowledges the right to limit that consent to a specific designation but, in writing, waives that right. The consent requirements of this Section 6.05 apply to a former spouse of the Participant, to the extent required under a qualified domestic relations order described in Section 6.07.

         The Administrative Committee will accept as valid a waiver election which does not satisfy the spousal consent requirements if the Administrative Committee establishes the Participant does not have a spouse, the Administrative Committee is not able to locate the Participant's spouse, the Participant is legally separated or has been abandoned (within the meaning of State law) and the Participant has a court order to that effect, or other circumstances exist under which the Secretary of the Treasury will excuse the consent requirement. If the Participant's spouse is legally incompetent to give consent, the spouse's legal guardian (even if the guardian is the Participant) may give consent.

         6.06 WAIVER ELECTION - PRERETIREMENT SURVIVOR ANNUITY. The Administrative Committee must provide a written explanation of the preretirement survivor annuity to each married Participant, within the following period which ends last: (1) the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending on the last day of the Plan Year in which the Participant attains age 34; (2) a reasonable period after an Employee becomes a Participant; (3) a reasonable period after the joint and survivor rules become applicable to the Participant; or (4) a reasonable period after a fully subsidized preretirement survivor annuity no longer satisfies the requirements for a fully subsidized benefit. A reasonable period described in clauses (2), (3) and (4) is the period beginning one year before and ending one year after the applicable event. If the Participant separates from Service before attaining age 35, clauses (1), (2), (3) and (4) do not apply and the Administrative Committee must provide the written explanation within the period beginning one year before and ending one year after the Separation from Service. The written explanation must describe, in a manner consistent with Treasury regulations, the terms and conditions of the preretirement survivor annuity comparable to the explanation of the qualified joint and survivor annuity required under Section 6.05. The Plan does not limit the number of times the Participant may revoke a waiver of the preretirement survivor annuity or make a new waiver during the election period. The election period for waiver of the preretirement survivor annuity ends on the date of the Participant's death.

         A Participant's waiver election of the preretirement survivor annuity is not valid unless (a) the Participant makes the waiver election no earlier than the first day of the Plan Year in



                                      6.10
which he attains age 35 and (b) the Participant's spouse (to whom the preretirement survivor annuity is payable) satisfies the consent requirements described in Section 6.05, except the spouse need not consent to the form of benefit payable to the designated Beneficiary. The spouse's consent to the waiver of the preretirement survivor annuity is irrevocable, unless the Participant revokes the waiver election. Irrespective of the time of election requirement described in clause (a), if the Participant separates from Service prior to the first day of the Plan Year in which he attains age 35, the Administrative Committee will accept a waiver election as respects the Participant's Accrued Benefit attributable to his Service prior to his Separation from Service. Furthermore, if a Participant who has not separated from Service makes a valid waiver election, except for the timing requirement of clause (a), the Administrative Committee will accept that election as valid, but only until the first day of the Plan Year in which the Participant attains age
35. A waiver election described in this paragraph is not valid unless made after the Participant has received the written explanation described in this Section 6.06.

         6.07 DISTRIBUTIONS UNDER DOMESTIC RELATIONS ORDERS. Nothing contained in this Plan prevents the Trustee, in accordance with the direction of the Administrative Committee, from complying with the provisions of a Qualified Domestic Relations Order (as defined in Code Section 414(p)). This Plan specifically permits distribution to an alternate payee under a qualified domestic relations order at any time, irrespective of whether the Participant has attained his earliest retirement age (as defined under Code Section 414(p)) under the Plan. A distribution to an alternate payee prior to the Participant's attainment of earliest retirement age is available only if: (1) the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution; and (2) if the present value of the alternate payee's benefits under the Plan exceeds $5,000, and the order requires, the alternate payee consents to any distribution occurring prior to the Participant's attainment of earliest retirement age. Nothing in this
Section 6.07 gives a Participant a right to receive distribution at a time otherwise not permitted under the Plan nor does it permit the alternate payee to receive a form of payment not otherwise permitted under the Plan.

         The Administrative Committee must establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Administrative Committee promptly will notify the Participant and any alternate payee named in the order, in writing, of the receipt of the order and the Plan's procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Administrative Committee must determine the qualified status of the order and must notify the Participant and each alternate payee, in writing, of its determination. The Administrative Committee must provide notice under this paragraph by mailing to the individual's address specified in the domestic relations order, or in a manner consistent with Department of Labor regulations.



                                      6.11

         If any portion of the Participant's Nonforfeitable Accrued Benefit is payable during the period the Administrative Committee is making its determination of the qualified status of the domestic relations order, the Administrative Committee must make a separate accounting of the amounts payable. If the Administrative Committee determines the order is a qualified domestic relations order within 18 months of the date amounts first are payable following receipt of the order, the Administrative Committee will direct the Trustee to distribute the payable amounts in accordance with the order. If the Administrative Committee does not make its determination of the qualified status of the order within the 18-month determination period, the Administrative Committee will direct the Trustee to distribute the payable amounts in the manner the Plan would distribute if the order did not exist and will apply the order prospectively if the Administrative Committee later determines the order is a qualified domestic relations order.

              For distributions made on or after January 1, 1993 and notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

          (a) "Eligible rollover distribution." An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion of net unrealized appreciation with respect to employer securities).

         (b) "Eligible retirement plan." An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

         (c) "Distributee." A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

         (c) "Direct rollover." A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.


                          * * * * * * * * * * * * * * *

                                      6.12

                ARTICLE VII - EMPLOYER ADMINISTRATIVE PROVISIONS


         7.01 INFORMATION TO ADMINISTRATIVE COMMITTEE. The Employer must supply current information to the Administrative Committee as to the name, date of birth, date of employment, annual compensation, leaves of absence, Years of Service and date of termination of employment of each Employee who is, or who will be eligible to become, a Participant under the Plan, together with any other information which the Administrative Committee considers necessary. The Employer's records as to the current information the Employer furnishes to the Administrative Committee are conclusive as to all persons.

         7.02 NO LIABILITY. The Employer assumes no obligation or responsibility to any of its Employees, Participants or Beneficiaries for any act of, or failure to act, on the part of its Administrative Committee (unless the Employer is the Administrative Committee).

         7.03 INDEMNITY OF CERTAIN FIDUCIARIES. The Employer indemnifies and saves harmless the Plan Administrator and the members of the Administrative Committee, and each of them, from and against any and all loss resulting from liability to which the Plan Administrator and the Administrative Committee, or the members of the Administrative Committee, may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in their official capacities in the administration of this Trust or Plan or both, including all expenses reasonably incurred in their defense, in case the Employer fails to provide such defense. The indemnification provisions of this Section 7.03 do not relieve the Plan Administrator or any Administrative Committee member from any liability he may have under ERISA for breach of a fiduciary duty. Furthermore, the Plan Administrator and the Administrative Committee members and the Employer may execute a letter agreement further delineating the indemnification agreement of this Section 7.03, provided the letter agreement must be consistent with and does not violate ERISA. The indemnification provisions of this Section 7.03 extend to the Trustee (or to a Custodian, if any) solely to the extent provided by a letter agreement executed by the Trustee (or Custodian) and the Employer.

         7.04 EMPLOYER DIRECTION OF INVESTMENT. The Administrative Committee has the right to direct the Trustee with respect to the investment and re-investment of assets comprising the Trust Fund only if the Trustee consents in writing to permit such direction. If the Trustee consents to Administrative Committee direction of investment, the Trustee and the Employer must execute a letter agreement as a part of this Plan containing such conditions, limitations and other provisions they deem appropriate before the Trustee will follow any Administrative Committee direction as respects the investment or re-investment of any part of the Trust Fund.



                                      7.1

         7.05 AMENDMENT TO VESTING SCHEDULE. Though the Sponsor reserves the right to amend the vesting schedule at any time, the Administrative Committee will not apply the amended vesting schedule to reduce the Nonforfeitable percentage of any Participant's Accrued Benefit derived from Employer contributions (determined as of the later of the date the Employer adopts the amendment, or the date the amendment becomes effective) to a percentage less than the Nonforfeitable percentage computed under the Plan without regard to the amendment. An amended vesting schedule will apply to a Participant only if the Participant receives credit for at least one Hour of Service after the new schedule becomes effective.

         If the Sponsor makes a permissible amendment to the vesting schedule, each Participant having at least 3 Years of Service with the Employer may elect to have the percentage of his Nonforfeitable Accrued Benefit computed under the Plan without regard to the amendment. The Participant must file his election with the Administrative Committee within 60 days of the latest of (a) the Employer's adoption of the amendment; (b) the effective date of the amendment; or (c) his receipt of a copy of the amendment. The election described in this
Section 7.05 does not apply to a Participant if the amended vesting schedule provides for vesting at least as rapid at all times as the vesting schedule in effect prior to the amendment. For purposes of this Section 7.05, an amendment to the vesting schedule includes any Plan amendment which directly or indirectly affects the computation of the Nonforfeitable percentage of an Employee's rights to his Employer derived Accrued Benefit.


                          * * * * * * * * * * * * * * *

                                      7.2

              ARTICLE VIII - PARTICIPANT ADMINISTRATIVE PROVISIONS


         8.01 BENEFICIARY DESIGNATION. Any Participant may from time to time designate, in writing, any person or persons, contingently or successively, to whom the Trustee will pay his Nonforfeitable Accrued Benefit (including any life insurance proceeds payable to the Participant's Account) in the event of his death and the Participant may designate the form and method of payment. The Administrative Committee will prescribe the form for the written designation of Beneficiary and, upon the Participant's filing the form with the Administrative Committee, the form effectively revokes all designations filed prior to that date by the same Participant. A Participant's marriage will automatically revoke any previously filed designation and a divorce will automatically revoke the designation of the Participant's former spouse as his Beneficiary except to the extent provided otherwise in a Qualified Domestic Relations Order.

(A) COORDINATION WITH SURVIVOR REQUIREMENTS. If the joint and survivor requirements of Article VI apply to the Participant, this Section 8.01 does not impose any special spousal consent requirements on the Participant's Beneficiary designation. However, in the absence of spousal consent (as required by Article
VI) to the Participant's Beneficiary designation: (1) any waiver of the joint and survivor annuity or of the preretirement survivor annuity is not valid; and
(2) if the Participant dies prior to his annuity starting date, the Participant's Beneficiary designation will apply only to the portion of the death benefit which is not payable as a preretirement survivor annuity. Regarding clause (2), if the Participant's surviving spouse is a primary Beneficiary under the Participant's Beneficiary designation, the Trustee will satisfy the spouse's interest in the Participant's death benefit first from the portion which is payable as a preretirement survivor annuity.

         8.02 NO BENEFICIARY DESIGNATION/DEATH OF BENEFICIARY. If a Participant fails to name a Beneficiary in accordance with Section 8.01, or if the Beneficiary named by a Participant predeceases him, then the Trustee will pay the Participant's Nonforfeitable Accrued Benefit in accordance with Section 6.02 in the following order of priority to:

         (a)  The Participant's surviving spouse;

         (b)  The Participant's estate.

         If the Beneficiary does not predecease the Participant, but dies prior to distribution of the Participant's entire Nonforfeitable Accrued Benefit, the Trustee will pay the remaining Nonforfeitable Accrued Benefit to the Beneficiary's estate. The Administrative Committee will direct the Trustee as to the method and to whom the Trustee will make payment under this Section 8.02.



                                       8.1

         8.03 PERSONAL DATA TO ADMINISTRATIVE COMMITTEE. Each Participant and each Beneficiary of a deceased Participant must furnish to the Administrative Committee such evidence, data or information as the Administrative Committee considers necessary or desirable for the purpose of administering the Plan. The provisions of this Plan are effective for the benefit of each Participant upon the condition precedent that each Participant will furnish promptly full, true and complete evidence, data and information when requested by the Administrative Committee, provided the Administrative Committee advises each Participant of the effect of his failure to comply with its request.

         8.04 ADDRESS FOR NOTIFICATION. Each Participant and each Beneficiary of a deceased Participant must file with the Administrative Committee from time to time, in writing, his post office address and any change of post office address Any communication, statement or notice addressed to a Participant, or Beneficiary, at his last post office address filed with the Administrative Committee, or as shown on the records of the Employer, binds the Participant, or Beneficiary, for all purposes of this Plan.

         8.05 ASSIGNMENT OR ALIENATION. Subject to Code Section 414(p) relating to qualified domestic relations orders, neither a Participant nor a Beneficiary may anticipate, assign or alienate (either at law or in equity) any benefit provided under the Plan, and the Trustee will not recognize any such anticipation, assignment or alienation. Furthermore, a benefit under the Plan is not subject to attachment, garnishment, levy, execution or other legal or equitable process.

         8.06 LITIGATION AGAINST THE TRUST. A fiduciary may receive reimbursement of expenses properly and actually incurred in the performance of his duties with the Plan.

         8.07 APPEAL PROCEDURE FOR DENIAL OF BENEFITS. A Participant or a Beneficiary ("Claimant") may file with the Administrative Committee a written claim for benefits, if the Participant or Beneficiary determines the distribution procedures of the Plan have not provided him his proper Nonforfeitable Accrued Benefit. The Administrative Committee must render a decision on the claim within 60 days of the Claimant's written claim for benefits. The Plan Administrator must provide adequate notice in writing to the Claimant whose claim for benefits under the Plan the Administrative Committee has denied. The Plan Administrator's notice to the Claimant must set forth:

         (a)  The specific reason for the denial;

         (b) Specific references to pertinent Plan provisions on which the Administrative Committee based its denial;

         (c) A description of any additional material and information needed for the Claimant to perfect his claim and an explanation of why the material or information is needed; and



                                      8.2

         (d) That any appeal the Claimant wishes to make of the adverse determination must be in writing to the Administrative Committee within 75 days after receipt of the Plan Administrator's notice of denial of benefits. The Plan Administrator's notice must further advise the Claimant that his failure to appeal the action to the Administrative Committee in writing within the 75-day period will render the Administrative Committee's determination final, binding and conclusive.

         If the Claimant should appeal to the Administrative Committee, he, or his duly authorized representative, may submit, in writing, whatever issues and comments he, or his duly authorized representative, feels are pertinent. The Claimant, or his duly authorized representative, may review pertinent Plan documents. The Administrative Committee will re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Administrative Committee must advise the Claimant of its decision within 60 days of the Claimant's written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the 60-day limit unfeasible, but in no event may the Administrative Committee render a decision respecting a denial for a claim for benefits later than 120 days after its receipt of a request for review.

         The Plan Administrator's notice of denial of benefits must identify the name of each member of the Administrative Committee and the name and address of the Administrative Committee member to whom the Claimant may forward his appeal.

         8.08 PARTICIPANT DIRECTION OF INVESTMENT. A Participant has the right to direct the Trustee with respect to the investment or re-investment of the assets comprising the Participant's individual Account only if the Trustee consents to such direction. If the Trustee consents to Participant direction of investment, the Trustee will accept direction from each Participant in such form as a part of this Plan, containing such conditions, limitations and other provisions the parties deem appropriate. The Trustee or, with the Trustee's consent, the Administrative Committee, may establish procedures, incorporated specifically as part of this Plan, relating to Participant direction of investment under this Section 8.08. The Trustee will maintain a segregated investment Account to the extent a Participant's Account is subject to Participant self-direction. The Trustee is not liable for any loss, nor is the Trustee liable for any breach, resulting from a Participant's direction of the investment of any part of his directed Account.

         The Administrative Committee, to the extent provided in a written loan policy adopted under Section 9.04, will treat a loan made to a Participant as a Participant direction of investment under this Section 8.10. To the extent of the loan outstanding at any time, the borrowing Participant's Account alone shares in any interest paid on the loan, and it alone bears any expense or loss it incurs in connection with the loan. The Trustee may retain any principal or interest paid on the borrowing Participant's loan in an interest bearing segregated Account on behalf of the borrowing Participant until the Trustee (or the Named Fiduciary, in the case of a nondiscretionary Trustee) deems it appropriate to add the amount paid to the Participant's separate Account under the Plan.



                                      8.3

      The Administrative Committee or duly authorized individuals appointed by the Administrative Committee shall choose the allowable investment options under the Plan.

                          * * * * * * * * * * * * * * *




                                       8.4

         ARTICLE IX - ADMINISTRATIVE COMMITTEE - DUTIES WITH RESPECT TO
                      PARTICIPANTS' ACCOUNTS


         9.01 MEMBERS' COMPENSATION, EXPENSES. The Sponsor must appoint an Administrative Committee to administer the Plan, the members of which may or may not be Participants in the Plan, or which may be the Plan Administrator acting alone. In the absence of an Administrative Committee appointment, the Plan Administrator assumes the powers, duties and responsibilities of the Administrative Committee. The members of the Administrative Committee will serve without compensation for services as such, but the Employer will pay all expenses of the Administrative Committee, except to the extent the Trust properly pays for such expenses.

         9.02 TERM. Each member of the Administrative Committee serves until the appointment of his successor or resignation or ceasing to be an Employee, whichever occurs first.

         9.03 POWERS. In case of a vacancy in the membership of the Administrative Committee, the remaining members of the Administrative Committee may exercise any and all of the powers, authority, duties and discretion conferred upon the Administrative Committee pending the filling of the vacancy.

         9.04 GENERAL. The Administrative Committee has the following powers and duties:

         (a) To select a Secretary, who need not be a member of the Administrative Committee;

         (b) To determine the rights of eligibility of an Employee to participate in the Plan, the value of a Participant's Accrued Benefit and the Nonforfeitable percentage of each Participant's Accrued Benefit;

         (c) To adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan provided the rules are not inconsistent with the terms of this Agreement;

         (d) To construe and enforce the terms of the Plan, including determining eligibility of Participant's rights as to benefits and the amount of benefits, and the rules and regulations it adopts, including interpretation of the Plan documents and documents related to the Plan's operation;

         (e) To direct the Trustee as respects the crediting and distribution of the Trust;

         (f) To review and render decisions respecting a claim for (or denial of a claim for) a benefit under the Plan;

         (g) To furnish the Employer with information which the Employer may require for tax or other purposes;



                                       9.1

         (h) To engage the service of agents who may or may not be Employees of the Employer whom it may deem advisable to assist it with the performance of its duties;

         (i) To engage the services of an Investment Manager or Managers (as defined in ERISA Section 3(38)), each of whom will have full power and authority to manage, acquire or dispose (or direct the Trustee with respect to acquisition or disposition) of any Plan asset under its control;

         (j) To establish, in its sole discretion, a nondiscriminatory policy (see Section 9.04(A)) which the Trustee must observe in making loans, if any, to Participants and Beneficiaries; and

         (k) To establish and maintain a funding standard account and to make credits and charges to the account to the extent required by and in accordance with the provisions of the Code.

         The Administrative Committee must exercise all of its powers, duties and discretion under the Plan in a uniform and nondiscriminatory manner.

(A) LOAN POLICY. If the Administrative Committee adopts a loan policy, pursuant to paragraph (j), the loan policy must be a written document and must include: (1) the identity of the person or positions authorized to administer the participant loan program; (2) a procedure for applying for the loan; (3) the criteria for approving or denying a loan; (4) the limitations, if any, on the types and amounts of loans available; (5) the procedure for determining a reasonable rate of interest; (6) the types of collateral which may secure the loan; and (7) the events constituting default and the steps the Plan will take to preserve plan assets in the event of default. This Section 9.04 specifically incorporates a written loan policy as part of the Employer's Plan.

         9.05 FUNDING POLICY. The Administrative Committee will review, not less often than annually, all pertinent Employee information and Plan data in order to establish the funding policy of the Plan and to determine the appropriate methods of carrying out the Plan's objectives. The Administrative Committee must communicate periodically, as it deems appropriate, to the Trustee and to any Plan Investment Manager the Plan's short-term and long-term financial needs so investment policy can be coordinated with Plan financial requirements.

         9.06 MANNER OF ACTION. The decision of a majority of the members appointed and qualified controls.

         9.07 AUTHORIZED REPRESENTATIVE. The Administrative Committee may authorize any one of its members, or its Secretary, to sign on its behalf any notices, directions, applications, certificates, consents, approvals, waivers, letters or other documents. The Administrative Committee must evidence this authority by an instrument signed by all members and filed with the Trustee.



                                      9.2

         9.08 INTERESTED MEMBER. No member of the Administrative Committee may decide or determine any matter concerning the distribution, nature or method of settlement of his own benefits under the Plan, except in exercising an election available to that member in his capacity as a Participant, unless the Plan Administrator is acting alone in the capacity of the Administrative Committee.

         9.09 INDIVIDUAL ACCOUNTS. The Administrative Committee will maintain, or direct the Trustee to maintain, a separate Account or multiple Accounts, in the name of each Participant to reflect the Participant's Accrued Benefit under the Plan. If a Participant re-enters the Plan subsequent to his having a Forfeiture Break in Service, the Administrative Committee, or the Trustee, must maintain a separate Account for the Participant's pre-Forfeiture Break in Service Accrued Benefit and a separate Account for his post-Forfeiture Break in Service Accrued Benefit, unless the Participant's entire Accrued Benefit under the Plan is 100% Nonforfeitable.

         The Administrative Committee will make its allocations, or request the Trustee to make its allocations, to the Accounts of the Participants in accordance with the provisions of Section 9.11. The Administrative Committee may direct the Trustee to maintain a temporary segregated investment Account in the name of a Participant to prevent a distortion of income, gain or loss allocations under Section 9.11. The Administrative Committee must maintain records of its activities.

         9.10 VALUE OF PARTICIPANT'S ACCRUED BENEFIT. The value of each Participant's Accrued Benefit consists of that proportion of the net worth (at fair market value) of the Employer's Trust Fund which the net credit balance in his Account bears to the total net credit balance in the Accounts of all Participants.

         For purposes of a distribution, withdrawal or loan under the Plan, the value of a Participant's Accrued Benefit is its value as of the date of the distribution.

         9.11 ALLOCATION AND DISTRIBUTION OF NET INCOME GAIN OR LOSS. A "valuation date" under this Plan is each Accounting Date and each interim valuation date as established by the Administrative Committee. As of each valuation date the Administrative Committee must adjust Accounts to reflect net income, gain or loss since the last valuation date. The valuation period is the period beginning the day after the last valuation date and ending on the current valuation date.

(A) TRUST FUND ACCOUNTS. The allocation provisions of this paragraph apply to all Participant Accounts. The Administrative Committee first will adjust the Participant Accounts, as those Accounts stood at the beginning of the current valuation period, by reducing the Accounts for any forfeitures arising under
Section 5.06 or under Section 9.14 and for amounts charged during the valuation period to the Accounts in accordance with Section 9.13 (relating to distributions). The Administrative Committee then, subject to the restoration allocation requirements of Section 5.04 or of Section 9.14, will allocate the net income, gain or loss pro rata to the adjusted Participant Accounts. The allocable net income, gain or loss is the net income (or net loss), including the increase or decrease in the fair market value of assets, since the last valuation date.



                                       9.3

(B)      ADDITIONAL RULES. An Excess Amount or suspense account described in
Part 2 of Article III does not share in the allocation of net income, gain or loss described in this Section 9.11. This Section 9.11 applies solely to the allocation of net income, gain or loss of the Trust. The Administrative Committee will allocate the Employer contributions and Participant forfeitures, if any, in accordance with Article III.

         9.12 INDIVIDUAL STATEMENT. As soon as practicable after the Accounting Date of each Plan Year, but within the time prescribed by ERISA and the regulations under ERISA, the Plan Administrator will deliver to each Participant (and to each Beneficiary) a statement reflecting the condition of his Accrued Benefit in the Trust as of that date and such other information ERISA requires be furnished the Participant or Beneficiary. No Participant, except a member of the Administrative Committee, has the right to inspect the records reflecting the Account of any other Participant.

         9.13 ACCOUNT CHARGED. The Administrative Committee will charge a Participant's Account for all distributions made from that Account to the Participant, to his Beneficiary or to an alternate payee. The Administrative Committee also will charge a Participant's Account for any administrative expenses incurred by the Plan directly related to that Account.

         9.14 UNCLAIMED ACCOUNT PROCEDURE. The Plan does not require either the Trustee or the Administrative Committee to search for, or to ascertain the whereabouts of, any Participant or Beneficiary.


                          * * * * * * * * * * * * * * *

                                       9.4

                        ARTICLE X - INVESTMENT PROVISIONS

              10.01 INVESTMENT FUNDS. For the investment of amounts contributed to the Plan, the Trustee shall maintain those investment funds as selected by the Administrative Committee and as set forth from time to time on Appendix C hereto, which is made a part of the Plan for all purposes. The Administrative Committee may direct the Trustee to invest one or more of such funds with a specified insurance company, mutual fund or appoint an Investment Manager to manage the same and may also direct the Trustee to maintain new, delete or "freeze" existing investments funds from time to time.

              10.02 INVESTMENT OPTIONS. Each Participant's contributions and the Employer's contributions made on behalf of such Participant shall be invested by the Trustee in one or more of the investment funds provided as specified by the Participant (or Beneficiary). Separate elections may not be applicable with respect to all his Accounts. If no investment election is made by a Participant, he shall be deemed to have elected the default option set forth on Appendix C.

              10.03 CHANGE IN INVESTMENT OPTION. An investment election made by a Participant shall be deemed to be a continuing one until changed in accordance with this Section 10.03. A Participant may change his investment election with respect to the current balance of all his Accounts and/or his and the Employer's matching contributions in accordance with the Plan's administrative procedures. Separate elections may be made for current account balances and for future contributions.

              10.04 VOTING OF COMPANY STOCK. The Trustee shall vote the shares of Company Stock held by the Plan in the manner directed by the Administrative Committee, which shall deliver instructions to the Trustee directing it how to vote such shares at lest ten days prior to the date such vote shall be required. In the event the Administrative Committee fails to deliver such instructions, such failure shall constitute an instruction to the Trustee to not vote such shares.



                                      10.1

10.05 TENDER AND EXCHANGE OFFERS. The provisions of this Section shall apply in the event that a tender offer, which is subject to Section 14(d)(1) of the Securities Exchange Act of 1934, as amended, is made of shares of Company Stock or an offer to exchange securities of another company for shares of Company Stock, which is subject to the Securities Act of 1933, as amended, is made. Upon such a tender or exchange offer occurring, the Sponsor and Administrative Committee shall be Responsible for their best efforts to notify each affected Participant and to cause to be distributed to each Participant such information as will be distributed to the shareholders of the Sponsor generally in connection with any such tender or exchange offer and a form by which the Participant may direct in writing the Trustee as to what action, as set forth below, to take on behalf of that Participant with respect to the shares of Company Stock allocated to his Accounts under the Plan. If the Trustee does not receive such written directions from a Participant such failure to provide written directions shall constitute an instruction to the Trustee to not tender or offer to exchange any shares of the Company Stock held in the Participant's Accounts.

                       (a) Cash Tender Offer. In connection with a cash tender offer, a Participant may direct the Trustee to tender any or all shares of Company Stock held in the Participant's Accounts. Any cash received by the Trustee as a result of such tender shall be reinvested by the Trustee as directed by the Participant and pending any such direction, the Trustee shall invest the cash in the investment fund which is a money market fund or, if there is no such fund, in short-term interest bearing investments as directed by the Administrative Committee.

                       (b) Exchange Offer. In connection with an exchange offer, a Participant may direct the Trustee to offer for exchange any or all shares of Company Stock held in the Participant's Accounts. Any property received by the Trustee in connection with such exchange shall be held by the trustee in a separate investment fund for the affected Participants; however, if such property does not constitute "employer securities" within the meaning of Code Section 409(1), the Trustee shall sell such property and reinvest the proceeds in the investment fund which is a money market fund or, if there is on such fund, in such short-term investments as directed by the Administrative Committee.



                                      10.2

                       (c) Tender and Exchange Offer. In connection with a combination tender and exchange offer, a Participant may direct the Trustee to tender and offer for exchange any or all shares of Company Stock held in the Participant's Accounts with any cash received by the Trustee as a result of such tender treated as provided in (a) above and any property received by the Trustee in connection with the exchange treated as provided in (b) above.

         A tender or exchange offer direction given by a Participant may be revoked by the Participant by completion of the form prescribed therefor by the Administrative Committee provided such form is filed with the Trustee at least (two) business days prior to the withdrawal-date-deadlines provided for in the regulations with respect to tender or exchange offers prescribed by the Securities and Exchange Commission.

                  The Trustee shall use its best efforts to effect on a uniform and nondiscriminatory basis the sale or exchange of the shares of Company Stock as directed by the Participants. However, neither the Administrative Committee nor the Trustee insures that all or any part of the shares of Company Stock directed by a Participant to be tendered or exchanged will be accepted under the tender or exchange offer. Any such shares of Company Stock not so accepted shall remain in the Participant's accounts and the Participant shall continue to have the same rights with respect to such shares as he had immediately prior to the Trustee's tendering of the shares.

                  If a tender or exchange offer is made, the Administrative Committee shall not adopt such rules, prescribe the use of such special administrative forms and procedures, delegate such authority, take such action and execute such instruments or documents and do every other act or thing as shall be necessary or in its judgement proper for the implementation of this Section.

                  Notwithstanding anything in the Plan to the contrary, in administering the tendering or exchange of shares pursuant to the applicable provisions of the Plan, it is intended that the confidentiality of the tenders or exchanges, as the case may be, made by Participants pursuant to the provisions of the Plan shall be maintained by the Administrative Committee and the Trustee.


                          * * * * * * * * * * * * * * *

                                      10.3

           ARTICLE XI - PROVISIONS RELATING TO INSURANCE AND INSURANCE
                                    COMPANY

         11.01 INSURANCE BENEFIT. The Plan does not provide Incidental Life Insurance Benefits for Participants.

                          * * * * * * * * * * * * * * *




                                      11.1

                           ARTICLE XII - MISCELLANEOUS

         12.01 EVIDENCE. Anyone required to give evidence under the terms of the Plan may do so by certificate, affidavit, document or other information which the person to act in reliance may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties. The Administrative Committee and the Trustee are fully protected in acting and relying upon any evidence described under the immediately preceding sentence.

         12.02 NO RESPONSIBILITY FOR EMPLOYER ACTION. Neither the Trustee nor the Administrative Committee has any obligation or responsibility with respect to any action required by the Plan to be taken by the Employer, any Participant or eligible Employee, or for the failure of any of the above persons to act or make any payment or contribution, or to otherwise provide any benefit contemplated under this Plan. Furthermore, the Plan does not require the Trustee or the Administrative Committee to collect any contribution required under the Plan, or to determine the correctness of the amount of any Employer contribution. Neither the Trustee nor the Administrative Committee need inquire into or be responsible for any action or failure to act on the part of the others, or on the part of any other person who has any responsibility regarding the management, administration or operation of the Plan, whether by the express terms of the Plan or by a separate agreement authorized by the Plan or by the applicable provisions of ERISA. Any action required of a corporate Employer must be by its Board of Directors or its designate.

         12.03 FIDUCIARIES NOT INSURERS. The Trustee, the Administrative Committee, the Plan Administrator and the Employer in no way guarantee the Trust Fund from loss or depreciation. The Employer does not guarantee the payment of any money which may be or becomes due to any person from the Trust Fund. The liability of the Administrative Committee and the Trustee to make any payment from the Trust Fund at any time and all times is limited to the then available assets of the Trust.

         12.04 WAIVER OF NOTICE. Any person entitled to notice under the Plan may waive the notice, unless the Code or Treasury regulations prescribe the notice or ERISA specifically or impliedly prohibits such a waiver.

         12.05 SUCCESSORS. The Plan is binding upon all persons entitled to benefits under the Plan, their respective heirs and legal representatives, upon the Employer, its successors and assigns, and upon the Trustee, the Administrative Committee, the Plan Administrator and their successors.

         12.06 WORD USAGE. Words used in the masculine also apply to the feminine where applicable, and wherever the context of the Employer's Plan dictates, the plural includes the singular and the singular includes the plural.

         12.07 STATE LAW. Texas law will determine all questions arising with respect to the provisions of this Agreement except to the extent superseded by Federal law.



                                      12.1

         12.08 EMPLOYMENT NOT GUARANTEED. Nothing contained in this Plan, or with respect to the establishment of the Trust, or any modification or amendment to the Plan or Trust, or in the creation of any Account, or the payment of any benefit, gives any Employee, Employee-Participant or any Beneficiary any right to continue employment, any legal or equitable right against the Employer, or Employee of the Employer, or against the Trustee, or its agents or employees, or against the Plan Administrator, except as expressly provided by the Plan, the Trust, ERISA or by a separate agreement.


                          * * * * * * * * * * * * * * *

                                      12.2

            ARTICLE XIII - EXCLUSIVE BENEFIT, AMENDMENT, TERMINATION

         13.01 EXCLUSIVE BENEFIT. Except as provided under Article III, the Employer has no beneficial interest in any asset of the Trust and no part of any asset in the Trust may ever revert to or be repaid to an Employer, either directly or indirectly; nor, prior to the satisfaction of all liabilities with respect to the Participants and their Beneficiaries under the Plan, may any part of the corpus or income of the Trust Fund, or any asset of the Trust, be (at any time) used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries. However, if the Commissioner of Internal Revenue, upon the Employer's request for initial approval of this Plan, determines that the Trust created under the Plan is not a qualified trust exempt from Federal income tax, then (and only then) the Trustee, upon written notice from the Employer, will return the Employer's contributions (and increment attributable to the contributions) to the Employer. The Trustee must make the return of the Employer contribution under this Section 13.01 within one year of a final disposition of the Employer's request for initial approval of the Plan. The Employer's Plan and Trust will terminate upon the Trustee's return of the Employer's contributions.

         13.02 AMENDMENT BY EMPLOYER. The Sponsor, by action of its Board of Directors or Chief Executive Officer, has the right at any time and from time to time:

         (a) To amend this Agreement in any manner it deems necessary or advisable in order to qualify (or maintain qualification of) this Plan and the Trust created under it under the provisions of Code Section 401(a).

         (b) To amend the Plan to allow the Plan to operate under a waiver of the minimum funding requirement; and

         (c)   To amend this Agreement in any other manner.

         Further, the Administrative Committee may also amend this Plan subject to the foregoing and provided such amendment does not materially increase the obligation of the Employer under this Plan.

         No amendment may authorize or permit any of the Trust Fund (other than the part which is required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates. No amendment may cause or permit any portion of the Trust Fund to revert to or become a property of the Employer. The Employer must make all amendments in writing. Each amendment must state the date to which it is either retroactively or prospectively effective.

(A) CODE SECTION 411(d)(6) PROTECTED BENEFITS. An amendment (including the adoption of this Plan as a restatement of an existing plan) may not decrease a Participant's Accrued Benefit, except to the extent permitted under Code Section 412(c)(8), and may not reduce or eliminate Code Section 411(d)(6) protected benefits determined immediately prior to the adoption date (or, if later, the effective date) of the amendment. An amendment reduces or eliminates Code
Section 411(d)(6) protected benefits if the amendment has the effect of either
(1) eliminating or reducing an early retirement benefit or a retirement-type subsidy (as defined in Treasury regulations), or (2) except as provided by Treasury



                                      13.1
regulations, eliminating an optional form of benefit. The Administrative Committee must disregard an amendment to the extent application of the amendment would fail to satisfy this paragraph. If the Administrative Committee must disregard an amendment because the amendment would violate clause (1) or clause
(2), the Administrative Committee must maintain a schedule of the early retirement option or other optional forms of benefit the Plan must continue for the affected Participants.

         13.03 DISCONTINUANCE. The Sponsor has the right, at any time, to suspend or discontinue its contributions under the Plan, and to terminate, at any time, this Plan and the Trust created under this Agreement. The Plan will terminate upon the first to occur of the following:

         (a)   The date terminated by action of the Sponsor;

         (b) The dissolution or merger of the Sponsor, unless the successor makes provision to continue the Plan, in which event the successor must substitute itself as the Sponsor under this Plan. Any termination of the Plan resulting from this paragraph (b) is not effective until compliance with any applicable notice requirements under ERISA.

         13.04 FULL VESTING ON TERMINATION. Upon either full or partial termination of the Plan, or, if applicable, upon complete discontinuance of profit sharing plan contributions to the Plan, an affected Participant's right to his Accrued Benefit is 100% Nonforfeitable, irrespective of the Nonforfeitable percentage which otherwise would apply under Article V.

         13.05 MERGER/DIRECT TRANSFER. The Trustee may not consent to, or be a party to, any merger or consolidation with another plan, or to a transfer of assets or liabilities to another plan, unless immediately after the merger, consolidation or transfer, the surviving Plan provides each Participant a benefit equal to or greater than the benefit each Participant would have received had the Plan terminated immediately before the merger or consolidation or transfer. The Trustee possesses the specific authority to enter into merger agreements or direct transfer of assets agreements with the trustees of other retirement plans described in Code Section 401(a), including an elective transfer, and to accept the direct transfer of plan assets, or to transfer plan assets, as a party to any such agreement.

         With the approval of the Administrative Committee, the Trustee may accept a direct transfer of plan assets or loan on behalf of an Employee prior to the date the Employee satisfies the Plan's eligibility conditions. If the Trustee accepts such a direct transfer of plan assets, the Administrative Committee and Trustee must treat the Employee as a Participant for all purposes of the Plan except the Employee is not a Participant for purposes of matching contributions or sharing in Employer contributions under the Plan until he actually becomes a Participant in the Plan.

         In the event of a merger to this Plan of the assets of a prior plan maintained by an entity whose stock or assets were acquired by the Sponsor or Related Employer of the Sponsor, then any benefits required to be protected pursuant to Code Section 411(d)(6) shall be set forth in Appendix B to this Plan and shall be applicable only to Employees of the Related Employer who had benefits merged into this Plan.



                                      13.2

(A) ELECTIVE TRANSFERS. The Trustee, after August 9, 1988, may not consent to, or be a party to a merger, consolidation or transfer of assets with a defined benefit plan, except with respect to an elective transfer, or unless the transferred benefits are in the form of paid-up individual annuity contracts guaranteeing the payment of the transferred benefits in accordance with the terms of the transferor plan and in a manner consistent with the Code and with ERISA. The Trustee will hold, administer and distribute the transferred assets as a part of the Trust Fund and the Trustee must maintain a separate Employer contribution Account for the benefit of the Employee on whose behalf the Trustee accepted the transfer in order to reflect the value of the transferred assets. Unless a transfer of assets to this Plan is an elective transfer, the Plan will preserve all Code Section 411(d)(6) protected benefits with respect to those transferred assets, in the manner described in Section 13.02. A transfer is an elective transfer if: (1) the transfer satisfies the first paragraph of this
Section 13.05; (2) the transfer is voluntary, under a fully informed election by the Participant; (3) the Participant has an alternative that retains his Code
Section 411(d)(6) protected benefits (including an option to leave his benefit in the transferor plan, if that plan is not terminating); (4) the transfer satisfies the applicable spousal consent requirements of the Code; (5) the transferor plan satisfies the joint and survivor notice requirements of the Code, if the Participant's transferred benefit is subject to those requirements;
(6) the Participant has a right to immediate distribution from the transferor plan, in lieu of the elective transfer; (7) the transferred benefit is at least the greater of the single sum distribution provided by the transferor plan for which the Participant is eligible or the present value of the Participant's accrued benefit under the transferor plan payable at the plan's normal retirement age; (8) the Participant has a 100% Nonforfeitable interest in the transferred benefit; and (9) the transfer otherwise satisfies applicable Treasury regulations. An elective transfer may occur between qualified plans of any type.

(B) DISTRIBUTION RESTRICTIONS UNDER CODE SECTION 401(k). If the Plan receives a direct transfer (by merger or otherwise) of elective contributions (or amounts treated as elective contributions) under a Plan with a Code Section 401(k) arrangement, the distribution restrictions of Code Section Section 401(k)(2) and (10) continue to apply to those transferred elective contributions.

         13.06 TERMINATION. Upon termination of the Plan, the distribution provisions of Article VI remain operative, with the following exceptions:

         (1) if the present value of the Participant's Nonforfeitable Accrued Benefit does not exceed $5,000, the Administrative Committee will direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit to him in lump sum as soon as administratively practicable after the Plan terminates; and

         (2) if the present value of the Participant's Nonforfeitable Accrued Benefit exceeds $5,000, the Participant or the Beneficiary, in addition to the distribution events permitted under Article VI, may elect to have the Trustee commence distribution of this Nonforfeitable Accrued Benefit as soon as administratively practicable after the Plan terminates.

         To liquidate the Trust, the Administrative Committee will purchase a deferred annuity contract for each Participant which protects the Participant's distribution rights under the Plan, if the Participant's Nonforfeitable Accrued Benefit exceeds $5,000 and the Participant does not elect an



                                      13.3
immediate distribution pursuant to Paragraph (2).

         The Trust will continue until the Trustee in accordance with the direction of the Administrative Committee has distributed all of the benefits under the Plan. On each valuation date, the Administrative Committee will credit any part of a Participant's Accrued Benefit retained in the Trust with its proportionate share of the Trust's income, expenses, gains and losses, both realized and unrealized. Upon termination of the Plan, the amount, if any , in a suspense account under Article III will revert to the Employer, subject to the conditions of the Treasury regulations permitting such a reversion. A resolution or amendment to freeze all future benefit accrual but otherwise to continue maintenance of this Plan, is not a termination for purposes of this Section 13.06.

         DISTRIBUTION RESTRICTIONS UNDER CODE 401(k). The portion of the Participant's Nonforfeitable Accrued Benefit attributable to elective contributions under a Code Section 401(k) arrangement (or to amounts treated under the Code 401(k) arrangement as elective contributions) is not distributable on account of Plan termination, as described in Section 13.06, unless: (a) the Participant otherwise entitled under the Plan to a distribution of that portion of his Nonforfeitable Accrued Benefit; or (b) the Plan termination occurs without the establishment of a successor plan. A successor plan under clause (b) is a defined contribution plan (other than an ESOP maintained by the Employer (or by a related employer) at the time of the termination of the Plan or within the period ending twelve months after the final disposition of assets. A distribution made after March 31, 1988, pursuant to clause (b), must be of a lump sum distribution to the Participant of his Nonforfeitable Accrued Benefit.



                                      13.4

  ARTICLE XIV - PROVISIONS RELATING TO CODE SECTION 401(k) AND TO CODE SECTION
                401(m)

         14.01 401(k) ARRANGEMENT. The Employer makes the deferral contributions described in Section 3.01 pursuant to a 401(k) arrangement. An Employee who is eligible to participate in the Plan may file a salary reduction agreement with the Administrative Committee. The salary reduction agreement may not be effective earlier than the following date which occurs last: (i) the Employee's Plan Entry Date (or, in the case of a reemployed Employee, his reparticipation date under Article II); (ii) the execution date of the Employee's salary reduction agreement; (iii) the date the Employer adopts the Code Section 401(k) arrangement by executing the Plan; or (iv) the effective date of the Code
Section 401(k) arrangement. The salary reduction agreement will apply only to Compensation which becomes currently available to the Employee after the effective date of the salary reduction agreement. The Employer will apply a reduction election to all Compensation (and to increases in such Compensation) unless the Employee specifies in his salary reduction agreement to limit the election to certain Compensation.

         An Employee's salary reduction contributions for the Plan Year, subject to the elective deferral limitation of Section 14.03, may not be less than 1% nor exceed 15% (in whole percentage) of his Compensation for the applicable period. An Employee may modify his salary reduction agreement, either to reduce or to increase the amount of deferral contributions, as of any Entry Date. The Employee will make this modification by filing a new salary reduction agreement with the Administrative Committee within 30 days of such Entry Date or other time period the Administrative Committee deems appropriate. An Employee may revoke a salary reduction agreement as of any Entry Date. An Employee who revokes his salary reduction agreement may file a new salary reduction agreement effective as of any Entry Date. An employee who does not elect to make a salary reduction agreement upon his initial Entry Date may make a salary reduction election on any subsequent Entry Date. Any Employee's salary reductions agreement shall remain in effect from year to year until modified or revoked by the Participant.

         14.02 DEFINITIONS. For purposes of this Article XIV:

         (a) "Highly Compensated Employee" means an Eligible Employee who satisfies the definition in Section 1.07 of the Plan.

         (b) "Nonhighly Compensated Employee" means an Eligible Employee who is not a Highly Compensated Employee and who is not a family member treated as a Highly Compensated Employee.



                                      14.1

         (c) "Eligible Employee" means, for purposes of the ADP test described in Section 14.04, an Employee who is eligible to participate in the Code Section 401(k) arrangement, irrespective of whether the Employer actually makes deferral contributions on behalf of the Employee. For purposes of the ACP test described in Section 14.05, an "Eligible Employee" means a Participant who is eligible to receive an allocation of matching contributions (or would be eligible if he made the type of contributions necessary to receive an allocation of matching contributions) and a Participant who is eligible to make employee contributions, irrespective of whether he actually makes employee contributions. An Employee continues to be an Eligible Employee during a period the Plan suspends the Employee's right to make elective deferrals or nondeductible contributions following a hardship distribution.

         (d) "Highly Compensated Group" means the group of Eligible Employees who are Highly Compensated Employees for the Plan Year.

         (e) "Nonhighly Compensated Group" means the group of Eligible Employees who are Nonhighly Compensated Employees for the Plan Year.

         (f)   "Compensation" means, except as specifically provided under this
Article XIV, Compensation as defined for nondiscrimination purposes in Section
1.10 of the Plan. To compute an Employee's ADP or ACP, the Administrative Committee may limit Compensation taken into account to Compensation received only for the portion of the Plan Year in which the Employee was an Eligible Employee and only for the portion of the Plan Year in which the Plan or the Code
Section 401(k) arrangement was in effect.

         (g) "Deferral contributions" means the sum of the deferral contributions the Employer contributes to the Trust on behalf of an Eligible Employee, pursuant to Section 3.01.

         (h) "Elective deferrals" are the deferral contributions the Employer contributes to the Trust at the election of an Eligible Employee. If the Code
Section 401(k) arrangement includes a cash or deferred feature, any portion of a cash or deferred contribution contributed to the Trust because of the Employee's failure to make a cash election is an elective deferral, but any portion of a cash or deferred contribution over which the Employee does not have a cash election is not an elective deferral. Elective deferrals do not include amounts which have become currently available to the Employee prior to the election nor amounts designated as employee contributions at the time of deferral or contribution.

         (i) "Matching contributions" are contributions made by the Employer on account of elective deferrals under a Code Section 401(k) arrangement or on account of employee contributions. Matching contributions also include Participant forfeitures allocated on account of such elective deferrals or employee contributions.

         (j) "Nonelective contributions" are contributions made by the Employer which are not subject to a deferral election by an Employee and which are not matching contributions.



                                      14.2

         (k) "Qualified matching contributions" are matching contributions which are 100% Nonforfeitable at all times and which are subject to the distribution restrictions described in paragraph (m). Matching contributions are not 100% Nonforfeitable at all times if the Employee has a 100% Nonforfeitable interest because of his Years of Service taken into account under a vesting schedule.

         (l) "Qualified nonelective contributions" are nonelective contributions which are 100% Nonforfeitable at all times and which are subject to the distribution restrictions described in paragraph (m). Nonelective contributions are not 100% Nonforfeitable at all times if the Employee has a 100% Nonforfeitable interest because of his Years of Service taken into account under a vesting schedule. Any nonelective contributions allocated to a Participant's Qualified Nonelective Contributions Account under the Plan automatically satisfy the definition of qualified nonelective contributions.

         (m) "Distribution restrictions" means the Employee may not receive a distribution of the specified contributions (nor earnings on those contributions) except in the event of (1) the Participant's death, disability, termination of employment, attainment of age 59, (2) financial hardship satisfying the requirements of Code Section 401(k) and the applicable Treasury regulations, (3) plan termination, without establishment of a successor defined contribution plan (other than an ESOP), (4) a sale of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used in a trade or business, but only to an employee who continues employment with the corporation acquiring those assets, or (5) a sale by a corporation of its interest in a subsidiary (within the meaning of Code Section 409(d)(3)), but only to an employee who continues employment with the subsidiary. For Plan Years beginning after December 31, 1988, a distribution on account of financial hardship, as described in clause (2), may not include earnings on elective deferrals credited as of a date later than December 31, 1988, and may not include qualified matching contributions and qualified nonelective contributions, nor any earnings on such contributions, credited after December 31, 1988. A plan does not violate the distribution restrictions if, instead of the December 31, 1988, date in the preceding sentence, the plan specifies a date not later than the end of the last Plan Year ending before July 1, 1989. A distribution described in clauses (3),
(4) or (5), if made after March 31, 1988, must be a lump sum distribution, as required under Code Section 401(k)(10).


         (n) "Employee contributions" are contributions made by a Participant on an after-tax basis, whether voluntary or mandatory, and designated, at the time of contribution, as an employee (or nondeductible) contribution. Elective deferrals and deferral contributions are not employee contributions.



                                      14.3

         14.03 ANNUAL ELECTIVE DEFERRAL LIMITATION.

(A) ANNUAL ELECTIVE DEFERRAL LIMITATION. An Employee's elective deferrals for a calendar year may not exceed the IRC 402(g) limitation. If the Employer determines the Employee's elective deferrals to the Plan for a calendar year would exceed the 402(g) limitation, the Employer will not make any additional elective deferrals with respect to that Employee for the remainder of that calendar year, paying in cash to the Employee any amounts which would result in the Employee's elective deferrals for the calendar year exceeding the 402(g) limitation. If the Administrative Committee determines an Employee's elective deferrals already contributed to the Plan for a calendar year exceed the 402(g) limitation, the Administrative Committee will distribute the amount in excess of the 402(g) limitation (the "excess deferral"), as adjusted for allocable income, no later than April 15 of the following calendar year. If the Administrative Committee distributes the excess deferral by the appropriate April 15, it may make the distribution irrespective of any other provision under this Plan or under the Code. The Administrative Committee will reduce the amount of excess deferrals for a calendar year distributable to the Employee by the amount of excess contributions (as determined in Section 14.04), if any, previously distributed to the Employee for the Plan Year beginning in that calendar year.

         If an Employee participates in another plan under which he makes elective deferrals pursuant to a Code Section 401(k) arrangement, elective deferrals under a Simplified Employee Pension, or salary reduction contributions to a tax-sheltered annuity, irrespective of whether the Employer maintains the other plan, he may provide the Administrative Committee a written claim for excess deferrals made for a calendar year. The Employee must submit the claim no later than the March 1 following the close of the particular calendar year and the claim must specify the amount of the Employee's elective deferrals under this Plan which are excess deferrals. If the Administrative Committee receives a timely claim, it will distribute the excess deferral (as adjusted for allocable income) the Employee has assigned to this Plan, in accordance with the distribution procedure described in the immediately preceding paragraph.

(B) ALLOCABLE INCOME. For purposes of making a distribution of excess deferrals, allocable income means net income or net loss allocable to the excess deferrals for the calendar year in which the Employee made the excess deferral, determined in a manner which is uniform, nondiscriminatory and reasonably reflective of the manner used by the Plan to allocate income to Participant's accounts.

         14.04 ACTUAL DEFERRAL PERCENTAGE ("ADP") TEST. For each Plan Year, the Administrative Committee must determine whether the Plan's Code Section 401(k) arrangement satisfies either of the following ADP tests:

         (i) The average ADP for the Highly Compensated Group does not exceed
1.25 times the average ADP of the Nonhighly Compensated Group; or



                                      14.4

         (ii) The average ADP for the Highly Compensated Group does not exceed the average ADP for the Nonhighly Compensated Group by more than two percentage points (or the lesser percentage permitted by the multiple use limitation in Section 14.06) and the average ADP for the Highly Compensated Group is not more than twice the average ADP for the Nonhighly Compensated Group.

(A) CALCULATION OF ADP. The average ADP for a group is the average of the separate ADPs calculated for each Eligible Employee who is a member of that group. An Eligible Employee's ADP for a Plan Year is the ratio of the Eligible Employee's deferral contributions for the Plan Year to the Employee's Compensation for the Plan Year. A Nonhighly Compensated Employee's ADP does not include elective deferrals made to this Plan or to any other Plan maintained by the Employer, to the extent such elective deferrals exceed the 402(g) limitation described in Section 14.03. In determining whether the Plan's Code Section 401(k) arrangement satisfies either ADP test, the Administrative Committee will use the average ADP of the Nonhighly Compensated Group for the Plan Year preceding the Plan Year of the calculation, unless the Employer elects to use the current Plan Year's average ADP of the Nonhighly Compensated Group. An Employer may not change an election to use current average ADP except as the Treasury otherwise may provide.

(B) SPECIAL AGGREGATION RULE FOR HIGHLY COMPENSATED EMPLOYEES. To determine the ADP of any Highly Compensated Employee, the deferral contributions taken into account must include any elective deferrals made by the Highly Compensated Employee under any other Code Section 401(k) arrangement maintained by the Employer, unless the elective deferrals are to an ESOP. If the plans containing the Code Section 401(k) arrangements have different plan years, the Administrative Committee will determine the combined deferral contributions on the basis of the plan years ending in the same calendar year.

(C) AGGREGATION OF CERTAIN CODE SECTION 401(k) ARRANGEMENTS. If the Employer treats two plans as a unit for coverage or nondiscrimination purposes, the Employer must combine the Code Section 401(k) arrangements under such plans to determine whether either plan satisfies the ADP test. This aggregation rule applies to the ADP determination for all Eligible Employees, irrespective of whether an Eligible Employee is a Highly Compensated Employee or a Nonhighly Compensated Employee. For Plan Years beginning after December 31, 1989, an aggregation of Code Section 401(k) arrangements under this paragraph does not apply to plans which have different plan years and, for Plan Years beginning after December 31, 1988, the Administrative Committee may not aggregate an ESOP (or the ESOP portion of a plan) with a non-ESOP plan (or non-ESOP portion of a plan).



                                      14.5

(D) CHARACTERIZATION OF EXCESS CONTRIBUTIONS. If, pursuant to this Section 14.04, the Administrative Committee has elected to include qualified matching contributions in the average ADP, the Administrative Committee will treat excess contributions as attributable proportionately to deferral contributions and to qualified matching contributions allocated on the basis of those deferral contributions. If the total amount of a Highly Compensated Employee's excess contributions for the Plan Year exceeds his deferral contributions or qualified matching contributions for the Plan Year, the Administrative Committee will treat the remaining portion of his excess contributions as attributable to qualified nonelective contributions. The Administrative Committee will reduce the amount of excess contributions for a Plan Year distributable to a Highly Compensated Employee by the amount of excess deferrals (as determined in Section 14.03), if any, previously distributed to that Employee for the Employee's taxable year ending in that Plan Year.

(E) DISTRIBUTION OF EXCESS CONTRIBUTIONS. If the Administrative Committee determines the Plan fails to satisfy the ADP test for a Plan Year, the Trustee, as directed by the Administrative Committee, must distribute the excess contributions, as adjusted for allocable income, during the next Plan Year. However, the Employer will incur an excise tax equal to 10% of the amount of excess contributions for a Plan Year not distributed to the appropriate Highly Compensated Employees during the first 2 1/2 months of that next Plan Year. The excess contributions are the amount of deferral contributions made by the Highly Compensated Employees which causes the Plan to fail to satisfy the ADP test. The Administrative Committee will determine the amount of the excess contributions by starting with the Highly Compensated Employee(s) who has the greatest ADP, reducing his ADP (but not below the next highest ADP), then, if necessary, reducing the ADP of the Highly Compensated Employee(s) at the next highest ADP, including the ADP of the Highly Compensated Employee(s) whose ADP the Administrative Committee already has reduced (but not below the next highest
ADP), and continuing in this manner until the average ADP for the Highly Compensated Group satisfies the ADP test.

         After the Administrative Committee has determined the excess contribution amount, the trustee, as directed by the Administrative Committee, then will distribute to each Highly Compensated Employee his respective share(s) of the excess contributions. The Administrative Committee will determine the respective share(s) of excess contributions by starting with the Highly Compensated Employee(s) who has the highest elective contributions, reducing his elective contributions (but not below the next highest level of elective contributions), then, if necessary, reducing the elective contributions of the Highly Compensated Employee(s) at the next highest level of elective contributions including the elective contributions of me Highly Compensated Employee(s) whose elective contributions the Administrative Committee already has reduced (but not below the next highest level of elective contributions), and continuing in this manner until the Trustee has distributed all excess contributions.

(F) ALLOCABLE INCOME. To determine the amount of the corrective distribution required under this Section 14.04, the Administrative Committee must calculate the allocable income for the Plan Year in which the excess contributions arose. "Allocable income" means net income or net loss. To calculate allocable income for the Plan Year, the Administrative Committee will use a uniform and nondiscriminatory method which reasonably reflects the manner used by the Plan to allocate income to Participants' Accounts.



                                      14.6

(G) CORRECTION OF ANNUAL ADDITIONS LIMITATION. If, as a result of a reasonable error in determining the amount of elective deferrals an Employee may make without violating the limitations of Part 2 of Article III, an Excess Amount results, the Administrative Committee will return the Excess Amount (as adjusted for allocable income) attributable to the elective deferrals. The Administrative Committee will make this distribution before taking any corrective steps pursuant to Section 3.07. The Administrative Committee will disregard any elective deferrals returned under this Section 14.04(G) for purposes of Sections 14.03, 14.04 and 14.05.

         14.05 NONDISCRIMINATION RULES FOR EMPLOYER MATCHING CONTRIBUTIONS/PARTICIPANT NONDEDUCTIBLE CONTRIBUTIONS. For Plan Years beginning after December 31, 1986, the Administrative Committee must determine whether the annual Employer matching contributions (other than qualified matching contributions used in the ADP test), if any, and the Employee contributions, if any, satisfy either of the following average contribution percentage ("ACP") tests:

         (i) The ACP for the Highly Compensated Group does not exceed 1.25 times the ACP of the Nonhighly Compensated Group; or

         (ii) The ACP for the Highly Compensated Group does not exceed the ACP for the Nonhighly Compensated Group by more than two percentage points (or the lesser percentage permitted by the multiple use limitation in Section 14.06) and the ACP for the Highly Compensated Group is not more than twice the ACP for the Nonhighly Compensated Group.

(A) CALCULATION OF ACP. The average contribution percentage for a group is the average of the separate contribution percentages calculated for each Eligible Employee who is a member of that group. An Eligible Employee's contribution percentage for a Plan Year is the ratio of the Eligible Employee's aggregate contributions for the Plan Year to the Employee's Compensation for the Plan Year. "Aggregate contributions" are matching contributions (other than qualified matching contributions used in the ADP test) and employee contributions. For aggregated family members treated as a single Highly Compensated Employee, the contribution percentage of the family unit is the contribution percentage determined by combining the aggregate contributions and Compensation of all aggregated family members.



                                      14.7

         The Administrative Committee, in a manner consistent with Treasury regulations, may determine the contribution percentages of the Eligible Employees by taking into account qualified nonelective contributions (other than qualified nonelective contributions used in the ADP test) or elective deferrals, or both, made to this Plan or to any other qualified Plan maintained by the Employer. The Administrative Committee may not include qualified nonelective contributions in the ACP test unless the allocation of nonelective contributions is nondiscriminatory when the Administrative Committee takes into account all nonelective contributions (including the qualified nonelective contributions) and also when the Administrative Committee takes into account only the nonelective contributions not used in either the ADP test or the ACP test. The Administrative Committee may not include elective deferrals in the ACP test, unless the Plan which includes the elective deferrals satisfies the ADP test both with and without the elective deferrals included in this ACP test. For Plan Years beginning after December 31, 1989, the Administrative Committee may not include in the ACP test any qualified nonelective contributions or elective deferrals under another qualified plan unless that plan has the same plan year as this Plan. The Administrative Committee must maintain records to demonstrate compliance with the ACP test, including the extent to which the Plan used qualified nonelective contributions or elective deferrals to satisfy the test.

(B) SPECIAL AGGREGATION RULE FOR HIGHLY COMPENSATED EMPLOYEES. To determine the contribution percentage of any Highly Compensated Employee, the aggregate contributions taken into account must include any matching contributions (other than qualified matching contributions used in the ADP test) and any employee contributions made on his behalf to any other plan maintained by the Employer, unless the other plan is an ESOP. If the plans have different plan years, the Administrative Committee will determine the combined aggregate contributions on the basis of the plan years ending in the same calendar year.

(C) AGGREGATION OF CERTAIN PLANS. If the Employer treats two plans as a unit for coverage or nondiscrimination purposes, the Employer must combine the plans to determine whether either plan satisfies the ACP test. This aggregation rule applies to the contribution percentage determination for all Eligible Employees, irrespective of whether an Eligible Employee is a Highly Compensated Employee or a Nonhighly Compensated Employee. For Plan Years beginning after December 31, 1989, an aggregation of plans under this paragraph does not apply to plans which have different plan years and, for Plan Years beginning after December 31, 1988, the Administrative Committee may not aggregate an ESOP (or the ESOP portion of a plan) with a non-ESOP plan (or non-ESOP portion of a plan).



                                      14.8

(D) DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS. The Administrative Committee will determine excess aggregate contributions after determining excess deferrals under Section 14.03 and excess contributions under Section 14.04. If the Administrative Committee determines the Plan fails to satisfy the ACP test for a Plan Year, it must distribute the excess aggregate contributions, as adjusted for allocable income, during the next Plan Year. However, the Employer will incur an excise tax equal to 10% of the amount of excess aggregate contributions for a Plan Year not distributed to the appropriate Highly Compensated Employees during the first 2? months of that next Plan Year. The excess aggregate contributions are the amount of aggregate contributions allocated on behalf of the Highly Compensated Employees which causes the Plan to fail to satisfy the ACP test. The Administrative Committee will distribute to each Highly Compensated Employee his respective share of the excess aggregate contributions. The Administrative Committee will determine the respective shares of excess aggregate contributions by starting with the Highly Compensated Employee(s) who has the greatest contribution percentage, reducing his contribution percentage (but not below the next highest contribution percentage), then, if necessary, reducing the contribution percentage of the Highly Compensated Employee(s) at the next highest contribution percentage level (including the contribution percentage of the Highly Compensated Employee(s) whose contribution percentage the Administrative Committee already has reduced), and continuing in this manner until the ACP for the Highly Compensated Group satisfies the ACP test. If the Highly Compensated Employee is part of an aggregated family group, the Administrative Committee, in accordance with the applicable Treasury regulations, will determine each aggregated family member's allocable share of the excess aggregate contributions assigned to the family unit.

(E) ALLOCABLE INCOME. To determine the amount of the corrective distribution required under this Section 14.05, the Administrative Committee must calculate the allocable income for the Plan Year in which the excess aggregate contributions arose. "Allocable income" means net income or net loss. The Administrative Committee will determine allocable income in the same manner as described in Section 14.04(F) for excess contributions.

(F) CHARACTERIZATION OF EXCESS AGGREGATE CONTRIBUTIONS. The Administrative Committee will treat a Highly Compensated Employee's allocable share of excess aggregate contributions in the following priority: (1) first as attributable to his employee contributions which are voluntary contributions, if any; (2) then as matching contributions allocable with respect to excess contributions determined under the ADP test; (3) then on a pro rata basis to matching contributions and to the deferral contributions relating to those matching contributions which the Administrative Committee has included in the ACP test;
(4) then on a pro rata basis to Employee contributions which are mandatory contributions, if any, and to the matching contributions allocated on the basis of those mandatory contributions; and (5) last to qualified nonelective contributions used in the ACP test. To the extent the Highly Compensated Employee's excess aggregate contributions are attributable to matching contributions, and he is not 100% vested in his Accrued Benefit attributable to matching contributions, the Administrative Committee will distribute only the vested portion and forfeit the nonvested portion. The vested portion of the Highly Compensated Employee's excess aggregate contributions attributable to Employer matching contributions is the total amount of such excess aggregate contributions (as adjusted for allocable income) multiplied by his vested percentage (determined as of the last day of the Plan Year for which the Employer made the matching



                                      14.9
contribution). The Plan will allocate forfeited excess aggregate contributions to reduce Employer matching contributions for the Plan Year in which the forfeiture occurs.

         14.06 MULTIPLE USE LIMITATION. For Plan Years beginning after December 31, 1988, if at least one Highly Compensated Employee is includible in the ADP test and in the ACP test, the sum of the Highly Compensated Group's ADP and ACP may not exceed the multiple use limitation.

         The multiple use limitation is the sum of (i) and (ii):

         (i) 125% of the greater of: (a) the ADP of the Nonhighly Compensated Group under the Code Section 401(k) arrangement; or (b) the ACP of the Nonhighly Compensated Group for the Plan Year beginning with or within the Plan Year of the Code Section 401(k) arrangement.

         (ii) 2% plus the lesser of (i)(a) or (i)(b), but no more than twice the lesser of (i)(a) or (i)(b).

         The Administrative Committee, in lieu of determining the multiple use limitation as the sum of (i) and (ii), may elect to determine the multiple use limitation as the sum of (iii) and (iv):

         (iii) 125% of the lesser of: (a) the ADP of the Nonhighly Compensated Group under the Code Section 401(k) arrangement; or (b) the ACP of the Nonhighly Compensated Group for the Plan Year beginning with or within the Plan Year of the Code Section 401(k) arrangement.

         (iv) 2% plus the greater of (iii)(a) or (iii)(b), but no more than twice the greater of (iii)(a) or (iii)(b).

         The Administrative Committee will determine whether the Plan satisfies the multiple use limitation after applying the ADP test under Section 14.04 and the ACP test under Section 14.05 and after making any corrective distributions required by those Sections. If, after applying this Section 14.06, the Administrative Committee determines the Plan has failed to satisfy the multiple use limitation, the Administrative Committee will correct the failure by treating the excess amount as excess contributions under Section 14.04 or as excess aggregate contributions under Section 14.05, as it determines in its sole discretion. This Section 14.06 does not apply unless, prior to application of the multiple use limitation, the ADP and the ACP of the Highly Compensated Group each exceeds 125% of the respective percentages for the Nonhighly Compensated Group.

         14.07 FORFEITURE OF MATCHING CONTRIBUTION. A Participant will forfeit any matching contribution attributable to an excess contribution or to an excess aggregate contribution unless distributed pursuant to Sections 14.04 or 14.05 of the Plan.



                                     14.10

               ARTICLE XV - EXTENSION OF PLAN TO RELATED EMPLOYERS


         15.01 ADOPTION BY RELATED EMPLOYERS. By executing an Adoption Agreement, any Related Employer may adopt the Plan with the approval of the Administrative Committee or Sponsor and qualify its Employees to become Participants thereunder by taking proper corporate action to adopt the Plan and making such contributions to the Trust Fund as the Sponsor or the board of directors of the Related Employer may require. The Sponsor shall maintain an Appendix A attached to this Plan which details the dates of participation for each such Related Employer.

         In addition, the Administrative Committee or Sponsor may approve the merger of any qualified defined contribution plan of a Related Employer into the Plan upon such terms and conditions as it may establish.

         15.02 TERMINATION OF PARTICIPATION. The Plan will terminate with respect to any Related Employer that has adopted the Plan pursuant to this
Section if the Related Employer ceases to be a Related Employer, revokes its adoption of the Plan by appropriate corporate action, permanently discontinues its contributions for its Employees, is judicially declared bankrupt, makes a general assignment for the benefit of creditors, or is dissolved.

         15.03 AUTHORITY. The Sponsor or Administrative Committee shall have the sole right to amend the Plan and shall act as the agent for each Related Employer that adopts the Plan for all purposes of administration thereof.



                                      15.1

                    ARTICLE XVI MERGED RELATED EMPLOYER PLANS

         16.01 APPLICABILITY OF PROVISIONS TO RELATED EMPLOYER PLANS. In the event of a merger of a Related Employer's qualified plan into this Plan, the provisions of this Plan which are intended to comply with changes in the law made by the Uniformed Services Employment and Reemployment Rights Act of 1994, Uruguay Round Agreements Act of 1994 (GATT), Small Business Job Protection Act of 1996, Taxpayer Relief Act of 1997 or any other applicable law, shall be deemed for all purposes to be in effect under such Related Employer's merged plan as of the applicable effective date(s) as set forth in such laws.



                                      16.1

         IN WITNESS WHEREOF, the Sponsor and the following Participating Employers have executed this Plan and Trust this _____________ day of _____________, 1998, effective for all purposes as provided above.

INTEGRATED ELECTRICAL SERVICES, INC.

By:    /s/ JOHN F. WOMBWELL
       -------------------------------


Name:  John F. Wombwell
       -------------------------------


Title: Senior Vice President
       -------------------------------


ACE ELECTRIC, INC.

By:    /s/ JOHN F. WOMBWELL
       -------------------------------


Name:  John F. Wombwell
       -------------------------------


Title: Vice President and Assistant Secretary
       -------------------------------


ALADDIN WARD ELECTRIC & AIR, INC.

By:    /s/ JOHN F. WOMBWELL
       -------------------------------


Name:  John F. Wombwell
       -------------------------------


Title: Vice President and Secretary
       -------------------------------


AMBER ELECTRIC, INC.

By:    /s/ JOHN F. WOMBWELL
       -------------------------------


Name:  John F. Wombwell
       -------------------------------


Title: Vice President and Assistant Secretary
       -------------------------------

BEXAR ELECTRIC COMPANY, LTD. / CALHOUN ELECTRIC COMPANY, LTD.

By:    /s/ JOHN F. WOMBWELL
       -------------------------------


Name:  John F. Wombwell
       -------------------------------


Title: Vice President and Assistant Secretary
       -------------------------------



CYPRESS ELECTRICAL CONTRACTORS, INC.

By:    /s/ JOHN F. WOMBWELL
       -------------------------------


Name:  John F. Wombwell
       -------------------------------


Title: Vice President and Secretary
       -------------------------------




DANIEL ELECTRICAL CONTRACTORS, INC.

By:    /s/ JOHN F. WOMBWELL
       -------------------------------


Name:  John F. Wombwell
       -------------------------------


Title: Vice President and Assistant Secretary
       -------------------------------



FLORIDA INDUSTRIAL ELECTRIC, INC.

By:    /s/ JOHN F. WOMBWELL
       -------------------------------


Name:  John F. Wombwell
       -------------------------------


Title: Vice President and Assistant Secretary
       -------------------------------

HATFIELD REYNOLDS ELECTRICAL COMPANY

By:    /s/ JOHN F. WOMBWELL
       -------------------------------


Name:  John F. Wombwell
       -------------------------------


Title: Vice President and Assistant Secretary
       -------------------------------



HAYMAKER ELECTRIC, LTD.

By:    /s/ JOHN F. WOMBWELL
       -------------------------------


Name:  John F. Wombwell
       -------------------------------


Title: Vice President and Assistant Secretary
       -------------------------------



HOUSTON-STAFFORD ELECTRIC, INC.

By:    /s/ JOHN F. WOMBWELL
       -------------------------------


Name:  John F. Wombwell
       -------------------------------


Title: Vice President and Assistant Secretary
       -------------------------------



HOWARD BROTHERS ELECTRIC CO., INC.

By:    /s/ JOHN F. WOMBWELL
       -------------------------------


Name:  John F. Wombwell
       -------------------------------


Title: Vice President and Secretary
       -------------------------------

H.R. ALLEN, INC.

By:    /s/ JOHN F. WOMBWELL
       -------------------------------


Name:  John F. Wombwell
       -------------------------------


Title: Vice President and Assistant Secretary
       -------------------------------



J.W. GRAY ELECTRIC CO., INC.

By:    /s/ JOHN F. WOMBWELL
       -------------------------------


Name:  John F. Wombwell
       -------------------------------


Title: Vice President and Assistant Secretary
       -------------------------------


HAYNES ELECTRICAL SUPPLY, INC d/b/a
KEY ELECTRICAL SUPPLY, INC.

By:    /s/ JOHN F. WOMBWELL
       -------------------------------


Name:  John F. Wombwell
       -------------------------------


Title: Vice President and Assistant Secretary
       -------------------------------



MARK HENDERSON, INC.

By:    /s/ JOHN F. WOMBWELL
       -------------------------------


Name:  John F. Wombwell
       -------------------------------


Title: Vice President and Assistant Secretary
       -------------------------------

MENNINGA ELECTRIC, INC.

By:    /s/ JOHN F. WOMBWELL
       -------------------------------


Name:  John F. Wombwell
       -------------------------------


Title: Vice President and Assistant Secretary
       -------------------------------



MILLS ELECTRICAL CONTRACTORS, INC.

By:    /s/ JOHN F. WOMBWELL
       -------------------------------


Name:  John F. Wombwell
       -------------------------------


Title: Vice President and Assistant Secretary
       -------------------------------


MUTH ELECTRIC, INC.

By:    /s/ JOHN F. WOMBWELL
       -------------------------------


Name:  John F. Wombwell
       -------------------------------


Title: Vice President and Assistant Secretary
       -------------------------------


PAULIN ELECTRIC COMPANY, INC.


By:    /s/ JOHN F. WOMBWELL
       -------------------------------


Name:  John F. Wombwell
       -------------------------------


Title: Vice President and Assistant Secretary
       -------------------------------

POLLOCK SUMMIT ELECTRIC, LP

By:    /s/ JOHN F. WOMBWELL
       -------------------------------


Name:  John F. Wombwell
       -------------------------------


Title: Vice President and Assistant Secretary
       -------------------------------


RODGERS ELECTRIC COMPANY, INC.

By:    /s/ JOHN F. WOMBWELL
       -------------------------------


Name:  John F. Wombwell
       -------------------------------


Title: Vice President and Assistant Secretary
       -------------------------------


THOMAS POPP & COMPANY

By:    /s/ JOHN F. WOMBWELL
       -------------------------------


Name:  John F. Wombwell
       -------------------------------


Title: Vice President and Assistant Secretary
       -------------------------------


THURMAN & O'CONNELL CORP.

By:    /s/ JOHN F. WOMBWELL
       -------------------------------


Name:  John F. Wombwell
       -------------------------------


Title: Vice President and Assistant Secretary
       -------------------------------

WRIGHT ELECTRICAL CONTRACTING, INC.

By:    /s/ JOHN F. WOMBWELL
       -------------------------------


Name:  John F. Wombwell
       -------------------------------


Title: Vice President and Assistant Secretary
       -------------------------------


MID-STATES ELECTRIC COMPANY, INC.

By:    /s/ JOHN F. WOMBWELL
       -------------------------------


Name:  John F. Wombwell
       -------------------------------


Title: Vice President and Assistant Secretary
       -------------------------------


ARC ELECTRIC, INCORPORATED

By:    /s/ JOHN F. WOMBWELL
       -------------------------------


Name:  John F. Wombwell
       -------------------------------


Title: Vice President and Assistant Secretary
       -------------------------------


BRINK ELECTRIC CONSTRUCTION CO., INC.


By:    /s/ JOHN F. WOMBWELL
       -------------------------------


Name:  John F. Wombwell
       -------------------------------


Title: Vice President and Assistant Secretary
       -------------------------------

DAVIS ELECTRICAL CONSTRUCTORS, INC.

By:    /s/ JOHN F. WOMBWELL
       -------------------------------


Name:  John F. Wombwell
       -------------------------------


Title: Vice President and Assistant Secretary
       -------------------------------


ELECTRO-TECH, INC.

By:    /s/ JOHN F. WOMBWELL
       -------------------------------


Name:  John F. Wombwell
       -------------------------------


Title: Vice President and Assistant Secretary
       -------------------------------


GOSS ELECTRIC COMPANY, INC.

By:    /s/ JOHN F. WOMBWELL
       -------------------------------


Name:  John F. Wombwell
       -------------------------------


Title: Vice President and Assistant Secretary
       -------------------------------


RAINES ELECTRIC CO., INC.

By:    /s/ JOHN F. WOMBWELL
       -------------------------------


Name:  John F. Wombwell
       -------------------------------


Title: Vice President and Assistant Secretary
       -------------------------------

T & H ELECTRICAL CORPORATION


By:    /s/ JOHN F. WOMBWELL
       -------------------------------


Name:  John F. Wombwell
       -------------------------------


Title: Vice President and Assistant Secretary
       -------------------------------

                                   APPENDIX A
                       SCHEDULE OF PARTICIPATING EMPLOYERS


Name of Participating Employer                            Date of Participation
--------------------------------------------------------------------------------

Ace Electric, Inc.                                            January 1, 1999

Aladdin Ward Electric & Air, Inc.                             January 1, 1999

Amber Electric, Inc.                                          January 1, 1999

Bexar Electric Company, Ltd. / Calhoun Electric Company, Ltd. January 1, 1999

Cypress Electrical Contractors, Inc.                          January 1, 1999

Daniel Electrical Contractors, Inc.                           January 1, 1999

Florida Industrial Electric, Inc.                             January 1, 1999

Hatfield Reynolds Electrical Company                          January 1, 1999

Haymaker Electric, Ltd.                                       January 1, 1999

Houston-Stafford Electric, Inc.                               January 1, 1999

Howard Brothers Electric Co., Inc.                            January 1, 1999

H.R. Allen, Inc.                                              January 1, 1999

J.W. Gray Electric Co., Inc.                                  January 1, 1999

Key Electrical Supply, Inc.                                   January 1, 1999

Mark Henderson, Inc.                                          January 1, 1999

Menninga Electric, Inc.                                       January 1, 1999

Mills Electrical Contractors, Inc.                            January 1, 1999

Muth Electric, Inc.                                           January 1, 1999

Paulin Electric Company, Inc.                                 January 1, 1999

Pollock Summit Electric, LP                                   January 1, 1999

Rodgers Electric Company, Inc.                                January 1, 1999

Thomas Popp & Company                                         January 1, 1999

Thurman & O'Connell Corp.                                     January 1, 1999

Wright Electrical Contracting, Inc.                           January 1, 1999

Mid-States Electric Company, Inc.                             January 1, 1999

ARC Electric, Incorporated                                    January 1, 1999

Brink Electric Construction Co., Inc.                         January 1, 1999

Davis Electrical Constructors, Inc.                           January 1, 1999

Electro-Tech, Inc.                                            January 1, 1999

Goss Electric Company, Inc.                                   January 1, 1999

Raines Electric Co., Inc.                                     January 1, 1999

T & H Electrical Corporation                                  January 1, 1999

                                   APPENDIX B
       SCHEDULE OF IRC SECTION 411(d)(6) PURSUANT TO SECTION 13.05 OF THE
                                      PLAN

                                   APPENDIX C
                                INVESTMENT FUNDS


The following Funds are available as investments under the Plan:

1.   American Industries Trust Company Short Term Income Fund

2.   Fidelity Advisor Government Investment Fund Class T

3.   Fidelity Advisor Government Equity Income Fund Class T

4.   American Industries Composite Employee Benefit Trust Equity 500 Index
     Fund

5.   The American Growth Fund Fund of America

6.   MFS Capital Opportunities Fund

7.   Janus Worldwide Fund

8.   Integrated Electrical Services, Inc. Common Stock

9. Strategically Managed & Allocated Retirement Trusts Funds Moderately Conservative, Moderately Aggressive and Aggressive

In the event a Participant fails to direct the Trustee as to how to invest any or all of his Account under the Plan, the Trustee shall invest that portion of the Participant's Account in the American Industries Trust Company Short Term Income Fund.

The investments of this Appendix C may be updated from time to time by the Administrative Committee.

                      INTEGRATED ELECTRICAL SERVICES, INC.
                         401(k) RETIREMENT SAVINGS PLAN
                                (FIRST AMENDMENT)

         WHEREAS, Section 13.02 of the Integrated Electrical Services, Inc. 401(k) Retirement Savings Plan (the "Plan") authorizes the Board of Directors to amend the Plan in whole or in part at any time and in such manner as it may deem advisable, subject to certain restrictions set forth in the Plan; and

         WHEREAS, the Board deems it desirable to amend the Plan as provided herein;

         NOW, THEREFORE, the Plan is hereby amended effective as of January 1, 1999, as follows:

     1. The paragraph in Section 3.04(A) entitled Matching Contributions is amended to read as follows:

                    "The Administrative Committee will allocate matching
               contributions as of the date the contributions are deposited to the Trust. The matching contribution formula will be applied on a payroll-by-payroll basis. Notwithstanding the foregoing however, the Sponsor may, in its discretion, make a "true-up" matching contribution at the end of a Plan Year for eligible participants in an amount which, when aggregated with the matching contributions made on behalf of such a Participant with respect to the payroll periods during such Plan Year, will produce aggregate matching contributions for the Participant for the Plan Year equal to the percentage established by the Sponsor in Section 3.01(A) for such Plan Year. The Administrative Committee will allocate the matching contributions to the Matching Contributions Account of each Participant who satisfies the accrual requirements for matching contributions specified in
               Section 3.06."

     2. The paragraph in Section 3.06(C) entitled Employment Requirement is amended to read as follows:

                    "A Participant who, during a particular Plan Year, completes the Hours of Service requirement under Section 3.06(B) will not share in the allocation of Employer contributions and Participant forfeitures, if any, for that Plan Year unless he is an Employee on the last day of that Plan Year. This employment requirement does not apply if the Participant terminates employment during the Plan Year because of death or Disability or on or after the attainment of Normal Retirement Age in the current Plan Year or in a prior Plan Year. This employment requirement also does not apply to an allocation of matching contributions made with respect to a payroll period or to deferral contributions, but the employment requirement does apply to any discretionary "true-up" matching contributions made at the end of a Plan Year pursuant to Section 3.04(A)."

     3.   Section 14.01 is amended to read as follows:

                    "The Employer makes the deferral contributions described in
               Section 3.01 pursuant to a 401(k) arrangement. An Employee who is eligible to participate in the Plan may file a salary reduction agreement with the Administrative Committee. The salary reduction agreement may not be effective earlier than the following date which occurs last: (i) the Employee's Plan Entry Date (or, in the case of a reemployed Employee, his reparticipation date under
               Article II); (ii) the execution date of the Employee's salary reduction agreement; (iii) the date the Employer adopts the Code
               Section 401(k) arrangement by executing the Plan; or (iv) the effective date of the Code Section 401(k) arrangement. The salary reduction agreement will apply only to Compensation which becomes currently available to the Employee after the effective date of the salary reduction agreement. The Employer will apply a reduction election to all Compensation (and to increases in such Compensation) unless the Employer designates a portion of the Compensation payable to an Employee as "Special Enhancement Compensation" and provides the Employee a separate salary reduction election with respect to that Special Enhancement Compensation. If a separate election is given to the Employee, the Employee must elect for either all or none of such Special Enhancement Compensation be deferred; provided, however, in no event may the Employee's aggregate deferrals with respect to his Compensation, including any Special Enhancement Compensation, for a Plan Year exceed the maximum percentage set forth in the following paragraph.

                    An Employee's salary reduction contributions for the Plan
               Year, subject to the elective deferral limitation of Section 14.03, may not be less than 1% nor exceed 15% (effective January 1, 2000, 15% shall be increased to 20%) (in a whole percentage) of his Compensation for the applicable period, except as provided above with respect to a Special Enhancement Compensation election. An Employee may modify his salary reduction agreement, either to reduce or increase the amount of deferral contributions, as of any Entry Date. The Employee will make this modification by filing a new salary reduction agreement with the Administrative Committee within 30 days of such Entry Date or other time period the Administrative Committee deems appropriate. An Employee may revoke a salary reduction agreement prior to and effective as of the beginning of any future payroll period. An Employee who revokes his salary reduction agreement may file a new salary reduction agreement effective as of any Entry Date. An Employee who does not elect to make a salary reduction agreement upon his initial Entry Date may make a salary reduction election on any subsequent Entry Date. Any Employee's salary reductions agreement shall remain in effect from year to year until modified or revoked by the Participant."

B.   Effective January 1, 2000:

     1.   The first paragraph in Section 2.01 is amended to read as follows:

               "Each Employee of the Employer (other than an Excluded Employee) is eligible to become a Participant in the Plan on the Plan Entry Date (if employed on that date) immediately following or coinciding with the date the Employee (1) either completes six continuous months of Service or a Year of Service, whichever is earlier, and (2) is age 21 or older. "Plan Entry Date" means the Effective Date and each January 1, April 1, July 1, and October 1."

     Except as amended and modified hereby, the Plan shall continue in full force and effect and the Plan and this amendment shall be read, taken and construed as one and the same instrument.

         This amendment may be executed in several counterparts, each of which shall be deemed an original, but all of such counterparts shall constitute but one and the same instrument which may be evidenced by any one counterpart.

         IN WITNESS WHEREOF, the Company has caused this amendment to be executed this December 21, 1999, effective for all purposes as provided above.


                                       INTEGRATED ELECTRICAL
                                       SERVICES, INC.

                                       By: /s/ JOHN F. WOMBWELL
                                           -------------------------------------
                                       Name:   John F. Wombwell
                                             -----------------------------------
                                       Title:  Executive Vice President
                                              ----------------------------------

                      INTEGRATED ELECTRICAL SERVICES, INC.
                         401(k) RETIREMENT SAVINGS PLAN
                               (SECOND AMENDMENT)

         WHEREAS, Section 13.02 of the Integrated Electrical Services, Inc. 401(k) Retirement Savings Plan (the "Plan") authorizes the Board of Directors to amend the Plan in whole or in part at any time and in such manner as it may deem advisable, subject to certain restrictions set forth in the Plan; and

          WHEREAS, the Board deems it desirable to amend the Plan as provided herein;

          NOW, THEREFORE, Section 2.01 of the Plan, entitled Eligibility, is hereby amended effective as of March 1, 2000, by the addition of a new subparagraph (e) under the definition of Excluded Employee to read as follows:

          "(e) an Employee of a Related Employer participating in the Integrated Electrical Services, Inc. Davis Bacon Plan (the "Davis Bacon Plan"). Such Employee shall be considered an Excluded Employee only for periods of service for which the Employee receives a contribution pursuant to the terms of the Davis Bacon Plan."

         Except as amended and modified hereby, the Plan shall continue in full force and effect and the Plan and this amendment shall be read, taken and construed as one and the same instrument.

                      INTEGRATED ELECTRICAL SERVICES, INC.
                         401(k) RETIREMENT SAVINGS PLAN
                                (THIRD AMENDMENT)


         WHEREAS, Section 13.02 of the Integrated Electrical Services, Inc. 401(k) Retirement Savings Plan (the "Plan") authorizes the Chief Executive Officer of the Sponsor to amend the Plan in whole or in part at any time and in such manner as he may deem advisable, subject to certain restrictions set forth in the Plan; and

         WHEREAS, it is necessary to amend the Plan in order to comply with certain changes made by SBJPA, USERRA, GATT and TRA `97; and


         WHEREAS, the Chief Executive Officer wishes to eliminate certain optional payment forms from the Plan pursuant to Reg. Section 1.411(d)-4;

         NOW, THEREFORE, the Plan is hereby amended effective as of January 1, 1999, unless otherwise provided below, as follows:


         SECTION 2.01 ELIGIBILITY.

                  The second paragraph of Section 2.01 is hereby amended by adding a new subparagraph (f) as follows:

                           (f) not reported on the Employer's payroll records as
                  a common law employee, regardless of any subsequent reclassification of such person as a common law employee of the Employer.

         SECTION 3.07(D) DEFINED BENEFIT PLAN LIMITATION.

                  Section 3.07(d) is hereby deleted effective as of January 1, 2001.

         SECTION 6.01 TIME OF PAYMENT OF ACCRUED BENEFIT.

                           (a) The third sentence of Section 6.01 is hereby
                  deleted effective July 1, 2001.

                           (b) The last sentence of Section 6.01 is hereby
                  deleted effective as of March 22, 1999.

         SECTION 6.01(B) REQUIRED BEGINNING DATE.

                  TIMING OF REQUIRED DISTRIBUTION. If any distribution commencement date, whether described under any Plan provision or elected by a Participant, would be later than the Participant's Required Beginning Date, the Administrative Committee instead shall direct the Trustee to make distribution on the Participant's Required Beginning Date. A Participant's Required Beginning Date is the April 1 following the close of the calendar year in which the Participant attains age 70 1/2, if the Participant is a more than 5% owner with respect to the Plan Year ending in that calendar year. For any other Participant, his Required Beginning Date is the April 1 following the close of the calendar year in which the Participant separates from Service or, if later, the April 1 following the close of the calendar year in which the Participant attains age 70 1/2. A mandatory distribution at the Participant's Required Beginning Date will be in a lump sum.

         SECTION 6.01(C) DEATH OF A PARTICIPANT.

                  The first paragraph of Section 6.01(C) is hereby amended effective as of July 1, 2001 as follows:

                  In the event of a Participant's death, the Administrative Committee will direct the Trustee, in accordance with this Section 6.01(C), to distribute to the Participant's Beneficiary the Participant's Nonforfeitable Accrued Benefit remaining in the Trust at the time of the Participant's death. The Administrative Committee will determine the death benefit by reducing the Participant's Nonforfeitable Accrued Benefit by any security interest the Plan has against that Nonforfeitable Accrued Benefit by reason of an outstanding Participant loan. Further, 100% of the death benefit determined under this Section 6.01(C) shall be paid to the Participant's surviving spouse, unless the surviving spouse has consented in writing (in accordance with Plan procedures) to an alternate Beneficiary.

         SECTION 6.02 METHOD OF PAYMENT OF ACCRUED BENEFIT.

                  The first and second paragraphs of Section 6.02 are deleted effective as of July 1, 2001 and substituted lieu thereof a new paragraph to read as follows:

                           A Participant or Beneficiary shall receive any
                  distribution or withdrawal in the form of a lump sum payment.

         SECTION 6.03(B) PARTICIPANT ELECTIONS PRIOR TO SEPARATION FROM SERVICE.

                  (a) Paragraph (1) is amended effective as of April 1, 2001 to read as follows:

                           (1) AGE 59 1/2 WITHDRAWALS. A Participant, until he
                  separates from service, has a continuing election to receive all or any portion of his Qualified Nonelective Contributions Account, Deferral Contributions Account, Nonelective Account, Regular Matching Contributions and Employee Contributions Account if he has attained age 59 1/2; provided, however, no more than one such withdrawal may be made in any calendar quarter.

                  (b) Paragraph (3) is amended effective as of April 1, 2001 to read as follows:

                           (3) ROLLOVER ACCOUNTS. A Participant, until he
                  separates from Service, has a continuing election to receive all or any part of his Rollover Contributions Account; provided, however, no more than one such withdrawal may be made in any calendar quarter.


                  (c) The second sentence of paragraph (4) is hereby deleted effective July 1, 2001.

         SECTION 6.04 ANNUITY DISTRIBUTIONS TO PARTICIPANTS AND SURVIVING
SPOUSES.

                  This Section is hereby deleted effective as of July 1, 2001.

         SECTION 6.05 WAIVER ELECTION - QUALIFIED JOINT AND SURVIVOR ANNUITY.

                  This Section is hereby deleted effective as of July 1, 2001.

         SECTION 6.06 WAIVER ELECTION - PRERETIREMENT SURVIVOR ANNUITY.

                  This Section is hereby deleted effective as of July 1, 2001.

         SECTION 8.01(A) COORDINATION WITH SURVIVOR REQUIREMENTS.

                  This Section is hereby deleted effective as of July 1, 2001.

         SECTION 9.04 GENERAL.

                  Subparagraph (b) is hereby amended as follows:

                           (b) To determine the rights of eligibility of an
                  Employee to participate in the Plan, the right of a Participant to receive a benefit under the Plan, the value of a Participant's Accrued Benefit, and the Nonforfeitable percentage of each Participant's Accrued Benefit;

         SECTION 13.02 AMENDMENT BY EMPLOYER.

                  The second paragraph of Section 13.02 is amended effective as of April 1, 2001 to read as follows:

                  Further, the Plan may be amended by the Senior Vice President
         - Human Resources or the Administrative Committee, subject to the foregoing and provided such amendment does not materially increase the obligations of the Employer under this Plan.

         SECTION 14.02(a) "HIGHLY COMPENSATED EMPLOYEE"

                  The reference to "Section 1.07" is hereby deleted and replaced with "Section 1.19."

         SECTION 14.04(A) CALCULATION OF ADP.

                  Section 14.04(A) is amended in its entirety as follows:

                  The average deferral percentage for a group is the average of the separate deferral percentages calculated for each Eligible Employee who is a member of that group. An Eligible Employee's ADP for a Plan Year is the ratio of the Eligible Employee's deferral contributions for the Plan Year to the Employee's Compensation for the Plan Year. A Nonhighly Compensated Employee's ADP does not include elective deferrals made to this Plan or to any other Plan maintained by the Employer, to the extent such elective deferrals exceed the 402(g) limitation described in Section 14.07(A). In determining whether the Plan's Code Section 401(k) arrangement satisfies either ADP test, the Administrative Committee will use the ADP of the Nonhighly Compensated Group for the current Plan Year.

         SECTION 14.05(A) CALCULATION OF ACP.

                  Section 14.05(A) is amended in its entirety as follows:

                  The average contribution percentage for a group is the average of the separate contribution percentages calculated for each Eligible Employee who is a member of that group. An Eligible Employee's contribution percentage for a Plan Year is the ratio of the Eligible Employee's aggregate contributions for the Plan Year to the Employee's Compensation for the Plan Year. "Aggregate contributions" are Employer matching contributions (other than qualified matching contributions used in the ADP test under Section 14.04) and Employee contributions (as defined in Section 14.02). In determining whether the Plan satisfies either ACP test, the Administrative Committee will use the ACP of the Nonhighly Compensated Group for the current Plan Year.

         SECTION 14.05(D) DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS.

                  The Administrative Committee will determine excess aggregate contributions after determining excess deferrals under Section 14.03 and excess contributions under Section 14.04. If the Administrative Committee determines the Plan fails to satisfy the ACP test for a Plan Year, the Trustee, as directed by the Administrative Committee must distribute the excess aggregate contributions, as adjusted for allocable income, during the next Plan Year. However, the Employer will incur an excise tax equal to 10% of the amount of excess aggregate contributions for a Plan Year not distributed to the appropriate Highly Compensated Employees during the first 2 1/2 months of that next Plan Year. The excess aggregate contributions are the amount of aggregate contributions allocated on behalf of the Highly Compensated Employees which causes the Plan to fail to satisfy the ACP test. The Administrative Committee will determine the amount of the excess aggregate contributions by starting with the Highly Compensated Employee(s) who has the greatest contribution percentage, reducing his contribution percentage (but not below the next highest contribution percentage), then, if necessary, reducing the contribution percentage on the Highly Compensated Employee(s) at the next highest contribution percentage level, including the contribution percentage of the Highly Compensated Employee(s) whose contribution percentage the Administrative Committee already has reduced (but not below the next highest contribution percentage), and continuing in this manner until the ACP for the Highly Compensated Group satisfies the ACP test.

                  After the Administrative Committee has determined the excess aggregate contribution amount, the Trustee, as directed by the Administrative Committee, then will distribute to each Highly Compensated Employee his respective share of the excess aggregate contributions. The Administrative Committee will determine the respective share(s) of excess aggregate contributions by starting with the Highly Compensated Employee(s) who has the greatest amount of aggregate contributions, reducing the amount of his aggregate contributions (but not below the next highest amount of the aggregate contributions), then, if necessary, reducing the amount of aggregate contributions of the Highly Compensated Employee(s) at the next highest level of aggregate contributions, including the aggregate contributions of the Highly Compensated Employee(s) whose aggregate contributions the Administrative Committee already has reduced (but not below the next highest level of aggregate contributions), and continuing in this manner until the Trustee has distributed all excess aggregate contributions.



                  Notwithstanding anything in the Plan to the contrary, the only form of distribution for any person who becomes a Participant after the date this amendment is executed shall be a single lump sum payment.


                  Except as amended and modified hereby, the Plan shall continue in full force and effect and the Plan and this amendment shall be read, taken and construed as one and the same instrument.

                  This amendment may be executed in several counterparts, each of which shall be deemed an original, but all of such counterparts shall constitute but one and the same instrument which may be evidenced by any one counterpart.


                  IN WITNESS WHEREOF, this amendment has been executed this March 31, 2001, effective for all purposes as provided above.




                                          INTEGRATED ELECTRICAL SERVICES, INC.

                                          By: /s/ H. DAVID RAMM
                                             ----------------------------------
                                          Name: H. David Ramm
                                               --------------------------------
                                          Title:  Chief Executive Officer

                      INTEGRATED ELECTRICAL SERVICES, INC.
                         401(k) RETIREMENT SAVINGS PLAN
                               (FOURTH AMENDMENT)


         WHEREAS, Section 13.02 of the Integrated Electrical Services, Inc. 401(k) Retirement Savings Plan (the "Plan") authorizes the Senior Vice President -- Human Resources to amend the Plan in whole or in part at any time and in such manner as may be deemed advisable, subject to certain restrictions set forth in the Plan; and

         WHEREAS, the Third Amendment to the Plan eliminated certain optional payment forms from the Plan pursuant to Reg. Section 1.411(d)--4; and

         WHEREAS, Plan Participants are required to be given at least 90 days advance notice of certain amendments made by the Third Amendment and to insure this requirement is complied with;

         NOW, THEREFORE, the Third Amendment to the Plan is hereby modified as follows:

                  All references to changes made effective July 1, 2001 in Sections 6.01, 6.02, 6.03, 6.04, 6.05, 6.06 and 8.01(A) shall be effective September 1, 2001 instead; and

                  SECTION 6.01(A)(2) shall be amended, effective September 1, 2001 by deleting the phrase "the normal annuity form of distribution required under Section 6.04" and inserting the phrase "a lump sum"; and

                  SECTION 6.O1(A)(3) shall be amended, effective September 1, 2001 by deleting the phrase "the automatic annuity form, unless an optional form is properly elected" and inserting the phrase "a lump sum".

         Except as amended and modified hereby, the Plan shall continue in full force and effect and the Plan and this amendment shall be read, taken and construed as one and the same instrument.

         IN WITNESS WHEREOF, this amendment has been executed this May 9, 2001, effective for all purposes as provided above.



                              INTEGRATED ELECTRICAL SERVICES, INC.



                              By /s/ MARGERY M. HARRIS
                                -----------------------------------------------

                              Name:   Margery M. Harris
                                   --------------------------------------------

                              Title:  Senior Vice President -- Human Resources
                                    -------------------------------------------




                                       2